UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

SPANSION INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

April 9, 2008

Dear Stockholder:

On behalf of the Board of Directors, you are cordially invited to attend the 2008 Annual Meeting of Stockholders of Spansion Inc. to be held at the Four Seasons Hotel, 2050 University Avenue, East Palo Alto, California, on Tuesday, May 27, 2008 at 11:00 a.m., local time. The formal notice of the Annual Meeting appears on the following page. The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting and provide additional information for stockholders.

During the Annual Meeting, stockholders will hear a presentation by Spansion and have the opportunity to ask questions. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Please vote as soon as possible. You may vote via the Internet, by telephone or by mailing a completed proxy card as an alternative to voting in person at the Annual Meeting. Voting by any of these methods will ensure your representation at the Annual Meeting.

We encourage you to sign up for electronic delivery of future proxy materials in order to conserve natural resources and help us reduce printing costs and postage fees. For more information, please see “Questions and Answers” in the Proxy Statement.

We urge you to carefully review the proxy materials and to vote FOR the director nominees and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year.

We look forward to seeing you at the Annual Meeting.

/s/ Dr. Bertrand F. Cambou

Dr. Bertrand F. Cambou President and Chief Executive Officer

SPANSION INC.

915 DeGUIGNE DRIVE

P.O. BOX 3453

SUNNYVALE, CALIFORNIA 94088

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

We will hold the 2008 Annual Meeting of Stockholders of Spansion Inc. at the Four Seasons Hotel, 2050 University Avenue, East Palo Alto, California, on Tuesday, May 27, 2008. The meeting will start at 11:00 a.m. local time. At the Annual Meeting, our stockholders will be asked to:

1.	Elect two Class A directors to serve for a three-year term expiring at the 2011 annual meeting of stockholders;

2.	Elect one Class C director to serve for a three-year term expiring at the 2011 annual meeting of stockholders;

3.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year; and

4.	Transact any other business that properly comes before the meeting and any postponement or adjournment of the Annual Meeting.

Only record holders of Common Stock at the close of business on March 31, 2008, the record date for the Annual Meeting, are entitled to receive notice of and to vote on all matters submitted to a vote of stockholders at the Annual Meeting. Only record holders of the Class A Common Stock are entitled to vote on the election of the Class A directors, and only record holders of Class C Common Stock are entitled to vote on the election of the Class C director. Record holders of all classes of Common Stock are entitled to vote as a single class on all other matters submitted to a vote of the stockholders. Stockholders are urged to read the attached proxy statement carefully for additional information concerning the matters to be considered at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders who plan to attend in person are nevertheless requested to vote online, by telephone, or by signing and returning their proxy cards to make certain that their vote will be represented at the Annual Meeting should they unexpectedly be unable to attend.

By Order of the Board of Directors,

/s/ Robert C. Melendres
ROBERT C. MELENDRES Corporate Secretary

This proxy statement and accompanying proxy card are first being distributed on or about April 9, 2008.

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO VOTE

ONLINE AT PROXYVOTE.COM, BY TELEPHONE, OR COMPLETE, SIGN AND DATE THE

ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

VOTING ONLINE, BY TELEPHONE, OR BY RETURNING YOUR PROXY CARD WILL ENSURE

THAT YOUR VOTE IS COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING.

SPANSION INC.

PROXY STATEMENT

2008 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS

1.	Q:	WHO IS SOLICITING MY VOTE?

	A:	This proxy solicitation is being made by the Board of Directors of Spansion Inc. All expenses of soliciting proxies, including clerical work, printing and postage, will be paid by us. Our directors, officers and other employees may solicit proxies in person, by mail, by telephone, by facsimile, through the Internet or by other means of communication, but such persons will not be specifically compensated for such services.

2.	Q:	WHEN WAS THIS PROXY STATEMENT MAILED TO STOCKHOLDERS?

	A:	This proxy statement was first mailed to stockholders on or about April 9, 2008.

3.	Q:	WHAT MAY I VOTE ON?

	A:	Spansion stockholders may vote as follows:

• Holders of Class A Common Stock may vote on the election of two director nominees, Dr. Bertrand F. Cambou and Mr. David E. Roberson, to serve as Class A Directors on our Board of Directors;

• The holder of Class C Common Stock may vote on the election of one director nominee, Mr. Gilles Delfassy, to serve as Class C Director on our Board of Directors; and

• Holders of Class A Common Stock and Class C Common Stock, voting together as a single class, may vote on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year.

4.	Q:	HOW DOES THE BOARD OF DIRECTORS RECOMMEND I VOTE ON THE PROPOSALS?

	A:	The Board recommends that you vote:

• FOR each of the director nominees; and

• FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year.

5.	Q:	WHO IS ENTITLED TO VOTE?

	A:	Stockholders as of the close of business on March 31, 2008, the Record Date, are entitled to vote on all items properly presented at the Annual Meeting for which they are eligible to vote. On the Record Date, 158,323,770 shares of our Class A Common Stock and one share of our Class C Common Stock were outstanding. Our Class B Common Stock and Class D Common Stock have been retired and no shares are outstanding. Consequently, the only stockholders entitled to vote are record holders of shares of Class A Common Stock and Class C Common Stock (together, the “Common Stock”). Every stockholder is entitled to one vote for each share of Common Stock held. A list of these stockholders will be available during ordinary business hours at the principal place of business of Spansion, located at 915 DeGuigne Drive, Sunnyvale, California 94085-3836, at least ten days before the Annual Meeting. The list of stockholders will also be available at the time and place of the Annual Meeting.

6.	Q:	HOW DO I VOTE BY MAIL?

	A:	If you complete and properly sign each proxy card you receive and return it to us in the prepaid envelope, it will be voted by one of the individuals indicated on the card (your “proxy”) as you direct.

If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the election of the director nominees and FOR the ratification of the appointment of our auditors. If your shares are held by your broker, see question 12 below.

7.	Q:	CAN I VOTE BY TELEPHONE OR ELECTRONICALLY?

	A:	If you live in the United States or Canada, you may submit your proxy by following the Vote by Telephone instructions on the proxy card. If you have Internet access, you may submit your proxy from any location in the world by following the Vote by Internet instructions on the proxy card.

8.	Q:	WHO CAN ATTEND THE ANNUAL MEETING?

	A:	Only stockholders as of the Record Date, holders of proxies for those stockholders and other persons invited by us can attend. If your shares are held by your broker in “street name,” you must bring a letter from your broker or a copy of your proxy card to the meeting showing that you were the direct or indirect beneficial owner of the shares on the Record Date to attend the meeting.

9.	Q:	CAN I VOTE AT THE MEETING?

	A:	Yes. If you attend the meeting and plan to vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and have the right to vote in person at the meeting. If your shares are held by your broker in “street name,” you are considered the beneficial owner of the shares held in street name. As a beneficial owner, if you wish to vote at the meeting, you must bring to the meeting a legal proxy from your broker showing that you were the beneficial owner of the shares on the Record Date and are authorized to vote those shares.

10.	Q:	CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD OR AFTER I HAVE VOTED BY TELEPHONE OR ELECTRONICALLY?

	A:	Yes. You may change your vote at any time before the voting concludes at the Annual Meeting by:

• Sending in another proxy with a later date by mail, telephone or over the Internet;

• Notifying our Corporate Secretary in writing before the Annual Meeting that you wish to revoke your proxy; or

• Voting in person at the Annual Meeting.

11.	Q:	HOW DO I VOTE MY SHARES IF THEY ARE HELD IN STREET NAME?

	A:	If your shares are held by your broker in “street name,” you will receive a form from your broker seeking instruction as to how your shares should be voted. We urge you to complete this form and instruct your broker how to vote on your behalf. You can also vote in person at the Annual Meeting, but you must bring a legal proxy from the broker showing that you were the beneficial owner of your shares on the Record Date and are authorized to vote the shares.

12.	Q:	WHAT IS BROKER “DISCRETIONARY” VOTING?

	A:	If you hold your shares through a broker, your broker is permitted to vote your shares on routine “discretionary” items, such as the election of directors and ratification of our independent registered public accounting firm, if it has transmitted the proxy materials to you and has not received voting instructions from you on how to vote your shares before the deadline set by your broker.

13.	Q:	WHAT IS A “QUORUM?”

	A:	A “quorum” is a majority of the outstanding shares of Common Stock. They may be present at the Annual Meeting or represented by proxy. There must be a quorum for the Annual Meeting to be held. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum. Broker “non-votes” are also considered a part of the quorum. Broker non-votes occur when a broker holding shares for a beneficial owner does not vote on a particular matter because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

14.	Q:	HOW ARE MATTERS PASSED OR DEFEATED?

	A:	The director nominees receiving the highest number of affirmative votes from holders of our Class A Common Stock and the affirmative vote of the holder of our Class C Common Stock will be elected as Class A directors and a Class C director, respectively. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Ratification of the appointment of our independent registered public accounting firm must receive affirmative votes from more than 50 percent of the shares of Common Stock that are present in person or represented by a proxy and entitled to vote on that proposal at the Annual Meeting. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. However, abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business. As a result, abstentions will have the same effect as negative votes and broker non-votes are not counted for purposes of determining whether stockholder approval of the matter has been obtained.

15.	Q:	WHO WILL COUNT THE VOTES?

	A:	Votes will be tabulated by Computershare Trust Company, N.A.

16.	Q:	HOW WILL VOTING ON ANY BUSINESS NOT DESCRIBED IN THE NOTICE OF ANNUAL MEETING BE CONDUCTED?

	A:	We do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. If any other business is presented at the Annual Meeting, your signed proxy card gives authority to Dr. Bertrand F. Cambou, our President and Chief Executive Officer, and Mr. Robert C. Melendres, our Executive Vice President, Business Development, Chief Legal Officer and Corporate Secretary, to vote on such matters at their discretion.

17.	Q:	HOW CAN I OBTAIN ELECTRONIC COPIES OF THE PROXY MATERIALS FOR THE 2008 ANNUAL MEETING?

	A:	This proxy statement and Spansion’s Annual Report on Form 10-K for Fiscal 2007 are available electronically at the Investor Relations page of our website at investor.spansion.com/2008_Proxy_Statement.

18.	Q:	HOW CAN I ELECT TO RECEIVE FUTURE PROXY MATERIALS ELECTRONICALLY?

	A:	We strongly encourage you to elect to receive future proxy materials electronically in order to conserve natural resources and to help us reduce printing costs and postage fees. With electronic delivery, you will be notified via e-mail as soon as the proxy materials are available on the Internet, and you can submit your votes online. To sign up for electronic delivery:

• Go to our website at investor.spansion.com/2008_Proxy_Statement;

• Click on “Electronic Proxy Statement;” and

• Follow the directions provided to complete your enrollment.

Once you enroll for electronic delivery, you will receive proxy materials electronically as long as your account remains active or until you cancel your enrollment.

19.	Q:	WHEN ARE THE STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING DUE?

	A:	In accordance with the rules of the Securities and Exchange Commission, in order for stockholder proposals to be considered for inclusion in the proxy statement for the 2009 Annual Meeting, they must be submitted in writing to our Corporate Secretary, Spansion Inc., 915 DeGuigne Drive, P.O. Box 3453, Sunnyvale, California 94088 on or before December 10, 2008. In addition, our bylaws provide that for directors to be nominated or other proposals to be properly presented at a stockholders meeting, an additional notice of any nomination or proposal must be received by us between February 26, 2009 and March 28, 2009. However, if our 2009 Annual Meeting is not within 30 days of May 27, 2009, to be timely, the notice by the stockholder must be received by our Corporate Secretary not later than the close of business on the tenth day following the day on which the first public announcement of the date of the Annual Meeting was made or the notice of the meeting was mailed, whichever occurs first. More information on our bylaws and a description of the information that must be included in the stockholder notice is included in this proxy statement beginning on page 8 under the heading “Consideration of Stockholder Nominees for Director.”

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2008 ANNUAL STOCKHOLDERS MEETING TO BE HELD ON MAY 27, 2008.

The proxy statement to security holders is available at investor.spansion.com/2008_Proxy_Statement.

ITEM 1—ELECTION OF DIRECTORS

General

Our Board of Directors currently consists of nine directors. Our Certificate of Incorporation provides that the Board of Directors consists of three classes of directors, each serving staggered three-year terms. At each annual meeting of stockholders, directors will be elected for a term of three years to succeed those directors whose terms are expiring.

Our Certificate of Incorporation also provides that, subject to each holder’s aggregate ownership interest in Spansion, the holders of Class C Common Stock, voting together as a separate class, are entitled to vote for one director to the Board (the “Class C Director”). As the sole holder of our Class C Common Stock, Fujitsu Microelectronics Limited, a wholly owned subsidiary of Fujitsu Limited, has the right to elect the Class C Director. The holders of Class A Common Stock, voting together as a separate class, are entitled to vote for all other directors to the Board (the “Class A Directors”).

Classified Board

Our Board of Directors is currently composed of the following classes of directors:

Class	Expiration	Member
Class I	2009	David K. Chao (Class A Director) Robert L. Edwards (Class A Director) Donald L. Lucas (Class A Director)

Class II	2010	Boaz Eitan (Class A Director) Patti S. Hart (Class A Director) John M. Stich (Class A Director)

Class III	2008	Bertrand F. Cambou (Class A Director) Gilles Delfassy (Class C Director) David E. Roberson (Class A Director)

Election of Class III Directors

At the Annual Meeting, three directors will be elected for a three-year term, which expires at our 2011 Annual Meeting of Stockholders, until their successors are duly elected and qualified in accordance with our bylaws. Two of the nominees, Dr. Cambou and Mr. Roberson, are presently member of our Board of Directors and serve as Class A Directors. Mr. Delfassy, who is also a nominee and presently a member of our Board of Directors, serves as a Class C Director. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Dr. Cambou, Mr. Delfassy and Mr. Roberson for re-election as Class III directors. See “Nominees” below. If Dr. Cambou, Mr. Delfassy or Mr. Roberson should be unable or decline to serve at the time of the Annual Meeting, the persons named as proxies on the proxy card will vote for such substitute nominee(s) as our Board of Directors recommends, or vote to allow the vacancy created thereby to remain open until filled by our Board of Directors. The Board of Directors has no reason to believe that the nominees will be unable or decline to serve as directors if elected.

The Board of Directors recommends that the holders of Class A Common Stock vote in favor of the election of Dr. Cambou and Mr. Roberson as Class A Directors and that the holder of Class C Common Stock vote in favor of the election of Mr. Delfassy as a Class C Director. Proxies received will be voted “FOR” the nominees named below, unless marked to the contrary.

Nominees

The following director nominees are standing for election by the holders of our Class A Common Stock:

Bertrand F. Cambou, age 52, has served as our President and Chief Executive Officer since July 2003. From July 2003 until November 2005, he served as a member of Spansion LLC’s Board of Managers. Since November

2005, he has served as a Class A Director. Beginning in January 2002 until December 2005, he served as a vice president of Advanced Micro Devices, Inc. (AMD), first as group vice president of AMD’s Memory Group, and later as an executive vice president. Dr. Cambou was chief operating officer and co-president of Gemplus International S.A. from June 1999 to January 2002. Also during this time, he was a board member of Gemplus International S.A. and of Ingenico Ltd. Dr. Cambou’s career includes a 15-year tenure at Motorola Inc., where he held various management positions including senior vice president and general manager of the Networking and Computing System Group as well as chief technical officer of the Semiconductor Sector. Dr. Cambou received his engineering degree from Supelec, Paris, and his doctorate in electrical engineering from Paris XI University. He is the author of 15 U.S. patents.

David E. Roberson, age 53, has served as a Class A Director since the consummation of our initial public offering in December 2005. Since May 2007, Mr. Roberson has served as senior vice president and general manager of the StorageWorks Division of Hewlett-Packard Company. Prior to that, he served as president and chief executive officer and as a member of the board of directors of Hitachi Data Systems from April 2006 until May 2007. From April 2004 until April 2006, Mr. Roberson served as president and chief operating officer of Hitachi Data Systems, and from April 2000 until April 2004 he served as its chief operating officer. Mr. Roberson received a bachelor’s degree in Social Ecology from the University of California, Irvine and a law degree from Golden Gate University School of Law in San Francisco, California. Mr. Roberson also studied financial management at Harvard Business School.

The following director nominee is standing for election by the holder of our Class C Common Stock:

Gilles Delfassy, age 52, has served as a Class C Director since September 2007. Until his retirement in January 2007, Mr. Delfassy served in various senior management positions at Texas Instruments Incorporated, which he joined in 1978, most recently as a senior vice president. Mr. Delfassy is also a member of the Board of Directors of Anadigics, Inc. Mr. Delfassy received an Engineering Diploma (equivalent to master’s of science in electrical engineering) at Ecole Nationale Superieure d’Electronique et d’ Automatique de Toulouse. He also graduated in Business Administration from Institute d’Administration des Entreprises de Paris.

Other Directors

The following six directors whose terms of office do not expire in 2008 will continue to serve after the Annual Meeting until such time as their respective terms of office expire and their respective successors are duly elected and qualified:

David K. Chao, age 41, has served as a Class A Director since the consummation of our initial public offering in December 2005. Mr. Chao is a co-founder of DCM (formerly known as Doll Capital Management), a venture capital firm based in the Silicon Valley, and has been a general partner of DCM since 1996. Prior to founding DCM, Mr. Chao was a co-founder and member of the board of directors of Japan Communications, Inc. He also worked as a management consultant at McKinsey & Company and as a marketing manager at Apple Computer. Prior to these positions, he was an account executive for Recruit, a Japanese human resources, advertising and services company. Mr. Chao serves on the boards of numerous DCM portfolio companies, including 51job, Inc., where he has served since 2000. He is a management board member of the Stanford Graduate School of Business board of trustees and a member of The Thacher School board of trustees. Mr. Chao received a bachelor’s degree in economics and East Asian studies from Brown University and a master’s degree in business administration from Stanford University.

Robert L. Edwards, age 52, has served as a Class A Director since December 2006. Since March 2004, Mr. Edwards has served as executive vice president and chief financial officer of Safeway, Inc. Prior to that, he served as executive vice president and chief financial officer of Maxtor Corporation from September 2003 until March 2004. Prior to joining Maxtor, Mr. Edwards was senior vice president, chief financial officer and chief administrative officer at Imation Corporation, where he was employed from 1998 to August 2003. He is also a director of Casa Ley, in which Safeway has a 49% ownership interest. Mr. Edwards holds a bachelor’s degree in accounting and a master’s degree in business administration from Brigham Young University.

Boaz Eitan, age 59, has served as a Class A Director and Executive Vice President and Chief Executive Officer, Saifun since March 2008. Dr. Eitan founded Saifun Semiconductors Ltd. (Saifun) in 1996 and served as its Chief Executive Officer and Chairman of the Board of Directors from 1996 to 2008, when Spansion acquired Saifun. From 1992 to 1997, Dr. Eitan managed the Israeli design center of WaferScale Integration Inc., which he established in 1992. From 1983 to 1992, Dr. Eitan held various positions at WaferScale Integration Inc., including manager of the Device Physics group, director of memory products and Vice President of Product and Technology Development. From 1981 to 1983, Dr. Eitan served as a physicist at Intel Corporation’s research and development center in Santa Clara, California. Dr. Eitan holds a Ph.D. and an M.Sc. in Applied Physics and a B.Sc. in Mathematics and Physics from the Hebrew University, Jerusalem. He is the inventor of Saifun’s NROM technology. Dr. Eitan is named as the inventor of over 85 issued U.S. patents, over 45 pending U.S. patent applications and a number of issued non-U.S. patents and pending non-U.S. patent applications.

Patti S. Hart, age 52, has served as a Class A Director since the consummation of our initial public offering in December 2005. Ms. Hart most recently served as chairman and chief executive officer of Pinnacle Systems from March 2004 until August 2005. Prior to joining Pinnacle Systems in 2004, Ms. Hart was chairman and chief executive officer of Excite@Home from April 2001 until March 2002. Prior to joining Excite@Home in 2001, Ms. Hart served as chairman, president and chief executive officer of Telocity and as a member of Telocity’s board of directors from July 1999 through its sale to DirecTV in March 2001. From 1986 to 1999, Ms. Hart worked at Sprint Corporation, most recently as president and chief operations officer of Sprint’s Long Distance Division. Ms. Hart is also a member of the board of directors for Korn Ferry International, International Game Technology and LIN TV Corp., and is a former board member of Plantronics Inc., Vantive Corporation, EarthLink, Inc. and Premisys Corporation. Ms. Hart holds a bachelor’s degree in marketing and economics from Illinois State University.

Donald L. Lucas, age 77, has served as Chairman of the Board of Directors and as a Class A Director since September 2007. Since 1967, Mr. Lucas has been actively engaged in venture capital activities as a private individual. He has been a director of Oracle Corporation since 1980 and serves as chairman of their executive committee. Mr. Lucas also currently serves as chairman of the board of directors of DexCom, Inc. and 51job, Inc., and as a director of Cadence Design Systems, Inc. and Vimicro Corp. Mr. Lucas received a bachelor’s degree from Stanford University and a master’s degree from the Stanford Graduate School of Business.

John M. Stich, age 66, has served as a Class A Director since December 2006. He is the Honorary Consul General of Japan at Dallas. Previously, he spent 35 years at Texas Instruments, with his most recent position as chief marketing officer in Japan. He lived and worked for Texas Instruments in Asia for a total of 24 years where he held various additional management positions such as vice president of semiconductors for Texas Instruments Asia Ltd., managing director of Texas Instruments Hong Kong Ltd., and marketing director of Texas Instruments Taiwan Limited. Mr. Stich has been active in leading various industry associations, including serving as: governor of the American Chambers of Commerce in Japan and Hong Kong, and chairman of the Semiconductor Industry Association (Japan Chapter). Currently, he is a director of Stonestreet One, Inc. and Diodes Inc. In addition, Mr. Stich is a member of the Dallas/Taipei and Dallas/Sendai Sister City Committees, a member of the Advisory Council for Southern Methodist University’s Asian Studies Program, a director of the Japan America Society of Dallas/Fort Worth, Vice-Dean of the Consular Corps of Dallas/Fort Worth, and a member of the Pastoral Council of Prince of Peace church. Mr. Stich holds a bachelor’s degree in electrical engineering from Marquette University.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSED DIRECTOR NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE

Principles of Corporate Governance

The Board of Directors has adopted Principles of Corporate Governance to address significant corporate governance issues. The Principles of Corporate Governance provide a framework for our corporate governance matters and include topics such as Board and Board Committee composition, the role and functions of the Board, the responsibilities of various Board committees and Board evaluations. The Nominating and Corporate Governance Committee is responsible for reviewing and recommending any changes on the Principles of Corporate Governance to the Board.

Director Independence

The Board of Directors affirmatively determines the independence of each director and nominee for election as a director in accordance with the elements of independence set forth in the NASDAQ Stock Market listing standards. On March 12, 2008, the Board conducted a review of director independence. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and Spansion and our subsidiaries and affiliates, including those reported under “Certain Relationships and Related Transactions” on page 49. The Board also considered whether there were any transactions or relationships between directors or any member of their immediate families (or any entity on which a director or an immediate family member is an executive officer, general partner or significant equity holder) and members of Spansion’s executive team or their affiliates. The purpose of this review was to determine whether any transactions or relationships exist that are inconsistent with a determination of director independence.

As part of this review, the Board of Directors considered: (i) the ownership interest that Mr. Chao’s firm, DCM, has in Vendavo, Inc., which provides software we purchased through an agreement with SAP Inc.; (ii) Mr. Delfassy’s service on the board of directors of Discretix Inc., which licenses software to us; (iii) Mr. Lucas’ service on the board of directors of Cadence Design Systems, Inc., which provides equipment and services to us; and (iv) Mr. Roberson’s employment with Hewlett-Packard Company, which is one of our customers. The Board determined that none of these relationships violate the elements of independence set forth in the NASDAQ Stock Market listing standards and, therefore, seven of the nine members of Spansion’s Board of Directors are independent directors. More specifically, the Board of Directors affirmatively determined that each of the following non-employee directors is independent and has no relationship with Spansion, except as a director and stockholder of Spansion:

• David K. Chao	• Patti S. Hart	• David E. Roberson
• Gilles Delfassy	• Donald L. Lucas	• John M. Stich
• Robert L. Edwards

In addition, the Board affirmatively determined that Dr. Cambou is not independent because he is the President and Chief Executive Officer of Spansion and that Dr. Eitan is not independent because he is Executive Vice President and Chief Executive Officer, Saifun. Dr. Eitan joined Spansion in March 2008, when we acquired Saifun Semiconductors Limited, which is a wholly owned subsidiary of Spansion.

Nominations for Directors

Process for Evaluating and Selecting Potential Director Candidates

Our Nominating and Corporate Governance Committee is responsible for annually identifying and recommending to the Board of Directors the nominees to be selected by the Board for each annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected) and recommending candidates to fill any vacancies on the Board (whether through the resignation of any director or through the increase in the number of directors by the Board). The Nominating and Corporate Governance Committee is also responsible for periodically assessing and developing the appropriate criteria to be utilized in evaluating potential director nominees, and communicating such criteria to the Board.

Minimum Qualifications for Director Nominees

The Nominating and Corporate Governance Committee has established the following minimum criteria for evaluating prospective candidates to be selected by the Board:

•	Reputation for integrity, strong moral character and adherence to high ethical standards;

•	Holds or has held a generally recognized position of leadership in community or chosen field of endeavor, and has demonstrated high levels of accomplishment;

•	Demonstrated business acumen and experience, and ability to exercise sound business judgment and common sense in matters that relate to the current and long-term objectives of Spansion;

•	Ability to read and understand basic financial statements and other financial information pertaining to Spansion;.

•	Commitment to understand our business, industry and strategic objectives;

•

Commitment and ability to regularly attend and participate in meetings of the Board of Directors, Board committees and stockholders (taking into account the number of other company boards on which the candidate serves), and ability to generally fulfill all responsibilities as a director;

•	Willingness to represent and act in the interests of all stockholders of Spansion rather than the interests of a particular group;

•	Good health, and ability to serve;

•

For prospective non-employee directors, independence under Securities and Exchange Commission rules and the NASDAQ Stock Market listing standards, and the absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the nominee serving as a director; and

•	Willingness to accept the nomination to serve as a director of Spansion.

Other Factors for Potential Consideration

The Nominating and Corporate Governance Committee will also consider the following factors in connection with its evaluation of each prospective director nominee:

•	Whether the prospective director nominee will foster a diversity of skills and experiences;

•

Whether the prospective director nominee possesses the requisite education, training and experience to qualify as “financially literate” or as an “audit committee financial expert” under applicable Securities and Exchange Commission rules and the NASDAQ Stock Market listing standards;

•

For incumbent directors standing for re-election, the director’s performance during his or her term, including the number of meetings attended, level of participation, and overall contribution to Spansion;

•	The number of other company Boards on which the prospective director nominee serves; and

•	Whether the prospective director nominee will add to or complement the Board’s existing strengths.

Process for Identifying, Evaluating and Recommending Director Nominees

•

The Nominating and Corporate Governance Committee initiates the process for identifying, evaluating and recommending prospective director nominees by preparing a list of potential candidates who, based on their biographical information and other information available to the Nominating and Corporate

Governance Committee, appear to meet the criteria specified above and who have specific qualities, skills or experience being sought (based on input from the Board).

Outside Advisors. The Nominating and Corporate Governance Committee may engage a third-party search firm or other advisors to assist in identifying prospective director nominees.

Stockholder Suggestions for Potential Nominees. The Nominating and Corporate Governance Committee will consider suggestions of prospective director nominees from stockholders. Stockholders may recommend individuals for consideration in accordance with the procedures set forth below in “Consideration of Stockholder Nominees for Director.” The Nominating and Corporate Governance Committee will evaluate a prospective director nominee suggested by any stockholder in the same manner and against the same criteria as any other prospective director nominee identified by the Nominating and Corporate Governance Committee from any other source.

Nomination of Incumbent Directors. The re-nomination of existing directors should not be viewed as automatic, but should be based on continuing qualification under the criteria set forth above. For incumbent directors standing for re-election, the Nominating and Corporate Governance Committee will assess the incumbent director’s performance during his or her term, including the number of meetings attended; level of participation, and overall contribution to Spansion; composition of the Board at that time; and any changed circumstances affecting the individual director which may bear on his or her ability to continue to serve on the Board.

Management Directors. The number of officers or employees of Spansion serving at any time on the Board should be limited such that at all times a majority of the directors is “independent” under applicable Securities and Exchange Commission rules and the NASDAQ Stock Market listing standards.

•

After reviewing appropriate biographical information and qualifications, first-time candidates will be interviewed by at least one member of the Nominating and Corporate Governance Committee and by the Chief Executive Officer.

•

Upon completion of the above procedures, the Nominating and Corporate Governance Committee shall determine the list of potential candidates to be recommended to the Board for nomination at the annual meeting.

The Board of Directors will select the slate of nominees only from candidates identified, screened and approved by the Nominating and Corporate Governance Committee.

Consideration of Stockholder Nominees for Director

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted stockholder nominations for candidates to serve on our Board. Pursuant to our bylaws, stockholders who wish to nominate persons for election to the Board of Directors at the 2009 annual meeting must be stockholders of record when they give us notice of such nomination, must be entitled to vote at the meeting and must comply with the notice provisions in our bylaws. A stockholder’s notice must be delivered to our Corporate Secretary or the Chair of the Nominating and Corporate Governance Committee not less than 60 nor more than 90 days before the anniversary date of the immediately preceding annual meeting. For our 2009 annual meeting, the notice must be delivered between February 26, 2009 and March 28, 2009. However, if our 2009 annual meeting is not within 30 days of May 27, 2009, the notice must be delivered no later than the close of business on the tenth day following the earlier of the day on which the first public announcement of the date of the Annual Meeting was made or the day the notice of the meeting is mailed. The stockholder’s notice must include the following information for the person proposed to be nominated:

•	Name, age, nationality, business and residence addresses;

•	Principal occupation and employment;

•	The class and number of shares of stock owned beneficially and of record by the proposed nominee;

•	Any other information required to be disclosed in a proxy statement with respect to the proposed nominee; and

•	The proposed nominee’s written consent to being a nominee and to serving as a director if elected.

The stockholder’s notice must also include the following information for the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

•	Names and addresses;

•	The number of shares of stock owned beneficially and of record by them;

•	A description of any arrangements or understandings between them and each proposed nominee and any other persons (including their names) pursuant to which the nominations are to be made;

•	A representation that they intend to appear in person or by proxy at the Annual Meeting to nominate the person named in the notice;

•	A representation as to whether they are part of a group that intends to deliver a proxy statement or solicit proxies in support of the nomination; and

•	Any other information that would be required to be included in a proxy statement.

The Chair of the Annual Meeting will announce whether the procedures in the bylaws have been followed, and if not, declare that the nomination be disregarded. If the nomination is made in accordance with the procedures in our bylaws, the Nominating and Corporate Governance Committee will apply the same criteria in evaluating the nominee as it would any other director nominee candidate and will recommend to the Board whether or not the stockholder nominee should be nominated by the Board and included in our proxy statement. These criteria are described below in the description of the Nominating and Corporate Governance Committee on page 15. The nominee and nominating stockholder must be willing to provide any information reasonably requested by the Nominating and Corporate Governance Committee in connection with its evaluation.

Communications with the Board or Non-Management Directors

Stockholders who wish to communicate with Spansion’s Board of Directors or with non-management directors may send their communications in writing to our Corporate Secretary, Spansion Inc., 915 DeGuigne Drive, P.O. Box 3453, Sunnyvale, California 94088 or send an email to Corporate.Secretary@spansion.com. Spansion’s Corporate Secretary will forward these communications to our independent directors except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Communications will not be forwarded to the independent directors unless the stockholder submitting the communication identifies himself or herself by name and sets out the number of shares of stock he or she owns beneficially or of record.

Codes of Business Conduct and Ethics

The Board of Directors has adopted a code of conduct, entitled “Code of Business Conduct,” which applies to all directors and employees and which was designed to help directors and employees resolve ethical and compliance issues encountered in the business environment. The Code of Business Conduct governs matters such as conflicts of interest, compliance with laws, confidentiality of company information, encouraging the reporting of any illegal or unethical behavior, fair dealing and use of company assets. The Board of Directors has also adopted a Code of Ethics for the Chief Executive Officer, the Chief Financial Officer, the Corporate Controller and All Other Senior Finance Executives. The Code of Ethics governs matters such as financial reporting, conflicts of interest and compliance with laws, rules, regulations and Spansion’s policies.

You can access Spansion’s Principles of Corporate Governance, Code of Business Conduct and Code of Ethics at the Investor Relations page of our website at www.spansion.com or by writing to us at Corporate Secretary, Spansion Inc., 915 DeGuigne Drive, P.O. Box 3453, Sunnyvale, California 94088, or emailing us at Corporate.Secretary@spansion.com. We will provide you with this information free of charge. Please note that information contained on our website is not incorporated by reference in, or considered to be a part of, this document. We will post on our website any amendment to the Code of Ethics, as well as any waivers of the Code of Ethics, that are required to be disclosed by the rules of the Securities and Exchange Commission or the NASDAQ Stock Market.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors

The Board of Directors has Audit, Compensation, Finance and Nominating and Corporate Governance Committees. The Strategy Committee was created in March 2007 and dissolved in March 2008. The members of these committees and their chairs are recommended by the Nominating and Corporate Governance Committee and then appointed by the Board. During the 2007 fiscal year, the Board of Directors held nine regularly scheduled and special meetings, the Audit Committee held thirteen regularly scheduled and special meetings, the Compensation Committee held five regularly scheduled and special meetings, the Finance Committee held three regularly scheduled and special meetings, the Nominating and Corporate Governance Committee held six regularly scheduled and special meetings, and the Strategy Committee held five regularly scheduled and special meetings. All directors attended at least 75 percent of the meetings of the Board of Directors and Board committees during the periods that he or she served in fiscal 2007, except for Dr. Hector de J. Ruiz, who resigned as Chairman of the Board on September 20, 2007. The independent directors hold regularly scheduled sessions without any members of Spansion’s management present. Four such sessions of the independent directors were held in fiscal 2007. Spansion’s directors are strongly encouraged to attend the Annual Meeting of Stockholders. All seven members of our Board of Directors attended the 2007 Annual Meeting of Stockholders.

On March 16, 2007, the Board established the position of Lead Independent Director and, upon the recommendation of our Nominating and Corporate Governance Committee, designated Mr. David E. Roberson as Lead Independent Director. The general authority and responsibilities of the Lead Independent Director are established by the Board, and include presiding at all meetings of the Board when the Chairman is not present; serving as a liaison between the independent directors and the Chairman of the Board; evaluating and approving the information, agenda and meeting schedules sent to the Board; calling and chairing meetings of the independent directors; recommending to the Nominating and Corporate Governance Committee the membership of the Board committees and selection of committee chairpersons; recommending the retention of advisors and consultants who report directly to the Board; assisting in ensuring compliance with and implementation of the Board’s corporate governance principles; and being available for consultation and communication with stockholders. On September 20, 2007, upon the appointment of an independent Chairman of the Board of Directors, Mr. Roberson resigned from his position as Lead Independent Director.

Audit Committee

The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, currently consists of Mr. Robert L. Edwards, as Chair, Mr. John M. Stich and Mr. Roberson, each of whom was determined by the Board of Directors to be financially literate and “independent” as such term is defined for Audit Committee members by the NASDAQ Stock Market listing standards. Mr. Roberson served as Chair of the Audit Committee until Mr. Edwards was appointed as Chair on March 16, 2007, Mr. David K. Chao served as a member of the Audit Committee until September 20, 2007 and Ms. Patti S. Hart served as a member of the Audit Committee until March 12, 2008. The Board of Directors has determined that Messrs. Edwards and Roberson are each an “audit committee financial expert” as defined under the rules of the Securities and Exchange Commission.

The Audit Committee assists the Board with its oversight responsibilities regarding our accounting and financial reporting processes, the audit of our financial statements, the integrity of our financial statements, our internal accounting and financial controls, our compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence and the performance of our internal audit function and the independent registered public accounting firm. The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee meets alone with our financial and legal personnel, our internal auditor and with our independent registered public accounting firm, who have free access to the Audit Committee at any time. The director of our Internal Audit Department reports directly to the Chair of the Audit Committee, confers regularly with our Chief Financial Officer and serves a staff function for the Audit Committee.

Compensation Committee

The Compensation Committee consists of Ms. Hart, as Chair, and Mr. Gilles Delfassy and Mr. Roberson, each of whom was determined by the Board to be “independent.” Mr. Roberson served as a member of the Compensation Committee until March 16, 2007 and then was reappointed to the Compensation Committee on December 20, 2007. Messrs. Chao, Edwards and John M. Stich each served on the Compensation Committee until September 20, 2007.

The Compensation Committee assists the Board with its oversight responsibilities regarding our compensation plans, policies and benefit programs. The Compensation Committee also assists the Board in discharging its responsibilities regarding oversight of the compensation of executive officers and directors, including by designing (in consultation with management or the Board), recommending to the Board for approval and evaluating our compensation plans, policies and programs for executive officers and directors. The Compensation Committee shall ensure that compensation programs are designed to encourage high performance, promote accountability and assure that employee interests are aligned with the interests of the Company’s stockholders. In fulfilling its responsibilities, the Compensation Committee may delegate any or all of its responsibilities to a subcommittee of the Compensation Committee, except for the adoption and approval of cash- and equity-based compensation plans, matters that involve executive compensation or matters where the Compensation Committee has determined such compensation is intended to comply with Section 162(m) of the Internal Revenue Code or is intended to be exempt from Section 16(b) under the Securities Exchange Act of 1934, as amended, pursuant to Rule 16b-3.

The Compensation Committee approves all equity awards granted to executive officers and the annual equity awards granted to employees following Spansion’s annual performance evaluation process. The Compensation Committee has delegated to our Grant Committee, which consists of our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, authority to approve stock option and restricted stock unit awards to non-executive officers, subject to established guidelines. The purpose of this delegation is to provide administrative flexibility to recognize new hires and promotions or achievements for employees below the level of executive officer. The Compensation Committee approves all equity awards granted to non-executive officers that are not within the guidelines established for the Grant Committee. The Compensation Committee also reviews all equity awards approved by the Grant Committee.

The agendas for meetings of the Compensation Committee are determined by the Chair with the assistance of members of our Human Resources and Legal Departments. Compensation Committee meetings are attended by the Chief Executive Officer, the Chief Legal Officer, the Corporate Vice President, Human Resources and other members of management in the Human Resources and Legal Departments. The Compensation Committee also meets in executive sessions without any members of management present. The Chair reports the Compensation Committee’s decisions and recommendations on executive compensation to the Board of Directors.

Finance Committee

The Finance Committee consists of Mr. Donald L. Lucas, as Chair, and Messrs. Chao, Delfassy and Edwards. The Finance Committee assists the Board with its oversight responsibilities regarding financial matters, including by reviewing our corporate capital structure, material transactions and investments to assess their impact on our strategic plans and business operations. The Finance Committee also assists the Board in discharging its responsibilities regarding oversight of the development and implementation of Spansion’s business strategies.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Mr. Roberson, as Chair, Ms. Hart and Mr. Stich, each of whom was determined by the Board of Directors to be “independent.” Mr. Chao and Ms. Hart each served on the Nominating and Corporate Governance Committee until September 20, 2007, Mr. Chao served as Chair until Mr. Roberson was appointed as Chair on March 16, 2007 and Ms. Hart was reappointed on March 20, 2008. The Nominating and Corporate Governance Committee assists the Board with its oversight responsibilities regarding the identification of qualified candidates to become Board members, the selection of nominees for election as directors at the next Annual Meeting of Stockholders (or special meeting of stockholders at which directors are to be elected), the selection of candidates to fill any vacancies on the Board, the selection of Board members for each committee of the Board, the development and recommendation to the Board of a set of applicable corporate governance guidelines and principles and oversight of the evaluation of the Board. In seeking candidates to determine if they are qualified to become Board members, the Nominating and Corporate Governance Committee looks for the following attributes, which, among others, the Nominating and Corporate Governance Committee deems appropriate: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; experience serving as a director of a privately or publicly held company; experience in our industry and with relevant social policy concerns; ability to make independent analytical inquiries; academic expertise in an area of our operations; and practical and mature business judgment. For a detailed description of the process for nomination of director candidates by stockholders, please see information under the heading “Consideration of Stockholder Nominees for Director” on page 10. The Nominating and Corporate Governance Committee will use the same standards to evaluate all director candidates, whether or not the candidates are proposed by stockholders.

Strategy Committee

The Strategy Committee, which had authority to monitor and review material strategic transactions, including any potential mergers, acquisitions, consolidations, joint ventures or similar transactions, and to make recommendations to the Board regarding such transactions, was established in March 2007 and dissolved in March 2008.

Bylaws and Committee Charters

You can access Spansion’s bylaws and the charters of our Audit, Compensation, Finance and Nominating and Corporate Governance Committees at the Investor Relations page of our website at www.spansion.com or by writing to us at Corporate Secretary, Spansion Inc., 915 DeGuigne Drive, P.O. Box 3453, Sunnyvale, California 94088, or emailing us at Corporate.Secretary@spansion.com. We will provide you with this information free of charge. Please note that information contained on our website is not incorporated by reference in, or considered to be a part of, this document.

Compensation Committee Interlocks and Insider Participation

The individuals who served as members of the Compensation Committee during fiscal 2007 were Ms. Hart and Messrs. Chao, Delfassy, Edwards, Roberson and Stich. No member of the Compensation Committee was at any time during fiscal 2007 or at any other time an officer or employee of Spansion, and no member had any relationship with Spansion requiring disclosure under Item 404 of Regulation S-K. None of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Board of Directors or the Compensation Committee during fiscal 2007.

DIRECTOR COMPENSATION

Spansion uses a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors. Our independent director compensation is determined by the Board of Directors acting upon the recommendation of the Compensation Committee. In setting director compensation, our Board of Directors considers, among other things, the significant amount of time that directors spend in fulfilling their duties, the skill-level required by directors and competitive market data provided by Hewitt Associates, an independent compensation consultant. Directors who are also employees of Spansion, or who are otherwise determined to not be independent, receive no additional compensation for service as a director. We may reimburse any of our directors and, in some circumstances, spouses who accompany directors, for travel, lodging and related expenses they incur in attending Board of Directors and Board committee meetings.

Cash Compensation

During fiscal 2007, our independent directors received fees for their services as set forth in the table below. Board retainer and meeting fees have not changed for fiscal 2008. All annual cash compensation is paid in quarterly installments, in advance.

Annual Retainer (1)	$60,000

Additional Annual Retainers
Chairperson	$100,000
Audit Committee Chair	$15,000
Compensation Committee Chair	$7,500
Finance Committee Chair	$7,500
Nominating and Corporate Governance Committee Chair	$7,500
Strategy Committee Chair	$7,500
Lead Independent Director	$30,000

Fees Per Board Meeting in Excess of Eight Board Meetings (2)	$2,000

Fees Per Committee Meeting in Excess of Twelve Committee Meetings (2)	$2,000

(1)	All independent directors, including directors serving as Chairperson, receive this annual retainer.
(2)	If in any calendar year an independent director is required to and does attend (i) more than eight meetings of our Board of Directors, such director will receive $2,000 for each Board meeting attended in excess of eight, or (ii) more than twelve meetings of a specific Board committee on which he or she serves, such director will receive $2,000 per such Board committee meeting in excess of twelve.

Equity-Based Incentive Compensation

Each independent director received an initial stock option award exercisable for 20,000 shares of our Class A Common Stock and an initial restricted stock unit award of 20,000 units that convert upon vesting into 20,000 shares of our Class A Common Stock. These awards were made at the time of our initial public offering of our Class A Common Stock in December 2005 or, if later, upon the director’s appointment to our Board of Directors. In addition, an independent director who serves as Chairperson of the Board receives an additional initial restricted stock unit award of 10,000 units that convert upon vesting into 10,000 shares of our Class A Common Stock.

For each year of continued service, independent directors receive an annual stock option award exercisable for 10,000 shares of our Class A Common Stock and an annual restricted stock unit award of 10,000 units that convert upon vesting into 10,000 shares of our Class A Common Stock. In addition, for each year of continued service, an independent director serving as the Chairperson of the Board shall receive an additional annual stock option award exercisable for 5,000 shares of our Class A Common Stock and an additional annual restricted stock unit award of 5,000 units that convert upon vesting into 5,000 shares of our Class A Common Stock. All annual equity-based compensation is awarded to independent directors on the date of the annual stockholders meeting. At the annual stockholders meeting, each independent director who (i) joined our Board of Directors at or prior to the last annual stockholders meeting, or (ii) joined our Board of Directors after the last annual stockholders meeting but attended at least three meetings of the full Board of Directors, is entitled to receive an annual equity award at that annual stockholders meeting.

All stock option and restricted stock unit awards granted to our independent directors vest 25% on the anniversary of the grant date and the remainder vests in equal installments quarterly over the remaining 36 months, except for the stock option and restricted stock unit awards granted to our independent directors in December 2005 at the time of the initial public offering of our Class A Common Stock. Those awards vested 25% on January 28, 2007 and the remainder vests in equal installments quarterly over the remaining 36 months beginning January 28, 2007.

Director Summary Compensation Table for Fiscal 2007

The following table provides information concerning compensation expense paid to or earned by each of our independent directors for fiscal 2007. Dr. Cambou, our President and Chief Executive Officer, does not receive additional compensation for his services as a director.

Name (1)	Fees Earned or Paid in Cash (6) ($)	Stock Awards (7)(8)(9) ($)	Option Awards (7)(8)(9) ($)	Total ($)
David K. Chao	61,875	75,137	41,258	178,270
Gilles Delfassy (2)	15,000	11,342	4,904	31,246
Robert L. Edwards	71,250	72,108	36,539	179,897
Patti S. Hart	67,500	75,137	41,258	183,895
Donald L. Lucas (2)	41,875	17,013	4,904	63,792
David E. Roberson	84,375	75,137	41,258	200,770
John M. Stich	65,625	72,509	36,742	174,876
Toshihiko Ono (3) (4)	—	—	—	—
Hector de J. Ruiz (3) (5)	—	—	—	—

(1)	Bertrand F. Cambou, Spansion’s President and Chief Executive Officer, is not included in this table as he is an employee of Spansion and thus receives no compensation for his services as director. The compensation received by Dr. Cambou as an employee of Spansion is shown in the Fiscal 2007 Summary Compensation Table on page 33.
(2)	Messrs. Delfassy and Lucas were elected to Spansion’s Board of Directors on September 20, 2007.
(3)	Mr. Ono and Dr. Ruiz were non-independent directors and consequently received no compensation for their services as a director.
(4)	Mr. Ono resigned from the Board of Directors on March 16, 2007.
(5)	Dr. Ruiz resigned from the Board of Directors on September 20, 2007.
(6)	Mr. Lucas earned $1,875 for his service as Chair of the Finance Committee during the fourth quarter of fiscal 2007 but did not receive payment until February 2008.
(7)	On May 29, 2007, Messrs. Chao and Roberson and Ms. Hart received their annual stock option award exercisable for 10,000 shares of our Class A Common Stock and a restricted stock unit award of 10,000 units that convert upon vesting into 10,000 shares of our Class A Common Stock. The grant date fair value computed in accordance with FAS 123(R) of the fiscal 2007 annual stock option awards and restricted stock unit awards was $49,817 and $107,300, respectively.

(8)	As of December 30, 2007, the aggregate number of shares of Class A Common Stock underlying stock option and restricted stock unit awards for each of our independent directors was:

Name (1)	Aggregate Number of Shares Underlying Stock Options	Aggregate Number of Shares Underlying Restricted Stock Units
David K. Chao	30,000	21,250
Gilles Delfassy	20,000	20,000
Robert L. Edwards	20,000	15,000
Patti S. Hart	30,000	21,250
Donald L. Lucas	20,000	30,000
David E. Roberson	30,000	21,250
John M. Stich	20,000	15,000
Toshihiko Ono	—	—
Hector de J. Ruiz	—	—

(9)	Reflects the grant date fair value of each stock option and restricted stock unit award computed in accordance with FAS 123(R). The assumption used in valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2007, filed with the Securities Exchange Commission on February 28, 2007. These amounts do not correspond to the actual value that will be recognized by the Named Executive Officers.

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners

The following table sets forth the beneficial owners of more than five percent of the outstanding shares of Spansion Common Stock as of March 31, 2008. This information is based upon our records and other information available from outside sources. We are not aware of any other beneficial owner of more than five percent of any class of Spansion Common Stock. Except as otherwise indicated, to our knowledge, each person has sole investment and voting power with respect to the shares shown as beneficially owned.

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned	Percent of Class Beneficially Owned (1)
Fujitsu Microelectronics Limited (2) Shinjuku Daiichi Seimei Building, 2-7-1 Nishi-Shinjuku, Shinjuku-ku Tokyo 163-0701, Japan	Class A Class C	18,352,934 1	11.59 100	% %

Prudential Financial, Inc. (3) (4) 751 Broad Street Newark, NJ 07102-3777	Class A	15,311,456	9.67%

Ameriprise Financial, Inc. (5) (6) 145 Ameriprise Financial Center Minneapolis, MN 55474	Class A	15,262,314	9.63%

FMR LLC (7) (8) 82 Devonshire Street Boston, MA 02109	Class A	14,135,029	8.92%

AMD Investments, Inc. (9) One AMD Place Sunnyvale, CA 94088	Class A	14,039,910	8.86%

Donald Smith & Co., Inc. (10) 152 West 57th Street New York, NY 10019	Class A	13,507,800	8.53%

Janus Capital Management LLC (11) (12) (13) 151 Detroit Street Denver, CO 80206	Class A	7,948,434	5.02%

(1)	Based on 158,323,770 shares of Class A Common Stock and one share of Class C Common Stock outstanding as of March 31, 2008. Calculated in accordance with the rules of the Securities Exchange Act of 1934, as amended.
(2)	The Class A Common Stock information is based on information set forth in a Schedule 13D/A filed with the Securities and Exchange Commission on March 24, 2008. Fujitsu Microelectronics Limited is the holder of the single outstanding share of Class C Common Stock, and therefore holds 100 percent of the Class C Common Stock.
(3)	Based on information set forth in a Schedule 13G/A filed with the Securities and Exchange Commission on February 6, 2008. According to the Schedule 13G/A, Prudential Financial, Inc. has sole voting power with respect to 2,950,600 shares, shared voting power with respect to 11,941,573 shares, sole dispositive power with respect to 2,950,600 shares and shared dispositive power with respect to 12,360,856 shares.
(4)	Prudential Financial, Inc. has the power to direct the voting and disposition of the securities held by Jennison Associates LLC.
(5)	Based on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2008. According to the Schedule 13G, Ameriprise Financial, Inc. has shared voting power with respect to 140,470 shares and shared dispositive power with respect to 15,262,314 shares.

(6)	Ameriprise Financial, Inc. has the power to direct the voting and disposition of the securities held by RiverSource Funds and RiverSource Investments LLC.
(7)	Based on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on March 10, 2008.
(8)	Edward C. Johnson 3d and FMR LLC, have the power to direct the disposition of the securities held by Fidelity Management & Research Company.
(9)	Based on information set forth in a Schedule 13D/A filed with the Securities and Exchange Commission on November 28, 2006 and in Forms 4 filed with the Securities and Exchange Commission on February 22, 2007, February 26, 2007 and February 28, 2007. AMD Investments, Inc. is a wholly owned subsidiary of AMD (U.S.) Holdings, Inc., which is a wholly owned subsidiary of Advanced Micro Devices, Inc. (AMD). AMD (U.S.) Holdings, Inc. and AMD are indirect beneficial owners of the reported securities.
(10)	Based on information set forth in a Schedule 13G/A filed with the Securities and Exchange Commission on February 8, 2008. According to the Schedule 13G/A, Donald Smith & Co., Inc. has sole voting power with respect to 10,144,000 shares and sole dispositive power with respect to 13,507,800 shares.
(11)	Based on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2008. According to the Schedule 13G, Janus Capital Management LLC has sole voting power with respect to 7,948,434 shares and sole dispositive power with respect to 7,948,434 shares.
(12)	Janus Capital Management LLC (“Janus Capital”) is the investment adviser of Janus Growth and Income Fund (“Janus Growth”) and consequently has voting control and investment discretion over securities held by Janus Growth. Janus Capital therefore may be deemed to be the beneficial owner with sole voting power and sole dispositive power with respect to such securities.
(13)	Janus Capital indirectly owns Enhanced Investment Technologies LLC (“INTEC”) and Perkins, Wolf, McDonnell and Company, LLC (“Perkins Wolf”). Due to this ownership structure, holdings for Janus Capital, Perkins Wolf and INTECH are aggregated for the purposes of the Schedule 13G filed on February 14, 2008. Janus Capital therefore may be deemed to be the beneficial owner with sole voting power and sole dispositive power with respect to such securities.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information known to us with respect to beneficial ownership of Spansion Class A Common Stock, as of March 31, 2008, for our current directors and the nominees for election as directors, each of our executive officers listed in the Fiscal 2007 Summary Compensation Table on page 33, and all of our directors and executive officers as a group. This ownership information is based upon information provided by the individuals.

Name (1)	Shares Currently Owned		Shares Acquirable Currently or Within 60 Days	Aggregate Shares Beneficially Owned (2)	Percent of Class Beneficially Owned (2)(3)
Bertrand F. Cambou	121,608		199,331	320,939	*
David K. Chao	10,000		17,500	27,500	*
Gilles Delfassy	—		—	—	—
Robert L. Edwards	6,250		6,250	12,500	—
Boaz Eitan	7,905,021		—	7,905,021	4.99%
Patti S. Hart	32,000		17,500	49,500	*
Donald L. Lucas	—		—	—	—
David E. Roberson	18,000	(4)	17,500	35,500	*
John M. Stich	16,250	(5)	6,250	22,500	*
James E. Doran	29,650		102,759	132,409	*
Thomas T. Eby	23,721		99,420	123,141	*
Ahmed Nawaz	3,909		33,937	37,846	*
Dario Sacomani	—		96,562	96,562	*
All directors and executive officers as a group (14 persons)	8,179,983		666,331	8,846,314	5.58%

*	Less than one percent.
(1)	The address of each beneficial owner is 915 DeGuigne Drive, Sunnyvale, CA 94085-3836.
(2)	The number and percentage of shares beneficially owned is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any share which the individual has the right to acquire within 60 days of March 31, 2008, through the exercise of any stock option or the vesting of any restricted stock unit. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.
(3)	Percent of class beneficially owned is based on 158,323,770 shares of Spansion Class A Common Stock outstanding as of March 31, 2008.
(4)	Represents the direct beneficial ownership of 8,000 shares and the indirect beneficial ownership of 10,000 shares that are held in an IRA owned by Mr. Roberson.
(5)	Represents the direct beneficial ownership of 6,250 shares and the indirect beneficial ownership of 10,000 shares that are held by Mr. Stich’s family LLC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers (as defined under Section 16) and any persons holding more than ten percent of a registered class of equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Their initial report must be filed using the Securities and Exchange Commission’s Form 3 and they must report subsequent stock purchases, sales, option exercises and other changes using the Securities and Exchange Commission’s Form 4, which must be filed within two business days of most transactions. In some cases, such as changes in ownership arising from gifts and inheritances, the Securities and Exchange Commission allows delayed reporting at year-end on the Securities and Exchange Commission’s Form 5. Officers, directors and persons who beneficially own more than ten percent of a registered class of our equity securities are required by Securities and Exchange Commission regulations to furnish us with copies of all reports they file pursuant to Section 16(a). We make the services of our legal department available to our officers and directors to assist them in meeting their filing obligations.

Based solely on our review of these reports and written representations from our directors and executive officers, we believe that during fiscal 2007, each of Spansion’s directors, executive officers and ten percent security-holders complied with all applicable Section 16(a) filing requirements.

EXECUTIVE OFFICERS

Bertrand F. Cambou, age 52, has served as our President and Chief Executive Officer since July 2003. From July 2003 until November 2005, he served as a member of Spansion LLC’s Board of Managers. Since November 2005, he has served as a member of our Board of Directors. Beginning in January 2002 until December 2005, he served as a vice president of AMD, first as group vice president of their memory group, and later as an executive vice president. Dr. Cambou was chief operating officer and co-president of Gemplus International S.A. from June 1999 until January 2002. Also during this time, he was a board member of Gemplus International S.A. and of Ingenico Ltd. Dr. Cambou’s career includes a 15-year tenure at Motorola Inc. where he held various management positions including senior vice president and general manager of the Networking and Computing System Group as well as chief technical officer of the Semiconductor Sector. Dr. Cambou received his engineering degree from Supelec, Paris, and his doctorate in electrical engineering from Paris XI University. He is the author of 15 U.S. patents.

James E. Doran, age 59, has served as our Executive Vice President and Chief Operating Officer since February 2006. He served as Executive Vice President of Group Operations from April 2004 until February 2006. From July 2003 through April 2004, Mr. Doran was Spansion LLC’s Group Vice President of Worldwide Technology Development and Manufacturing. Mr. Doran served as a member of Spansion LLC’s Board of Managers from July 2003 until November 2005, and served as a member of our Board of Directors from November 2005 until consummation of Spansion’s initial public offering in December 2005. As Executive Vice President and Chief Operating Officer, he is responsible for worldwide operations, business processes and infrastructure. From March 2001 until June 2003, Mr. Doran served as vice president of worldwide technology development and manufacturing for AMD’s memory group. Prior to that, Mr. Doran was vice president and general manager of a German subsidiary of AMD from September 1999 until March 2001. Prior to September 1999, Mr. Doran served as vice president, Fab 25 and earlier as vice president, Submicron Development Center (SDC) Operations. Mr. Doran joined AMD in 1990 as director of the SDC. Before joining AMD, Mr. Doran was vice president of operations for Paradigm Semiconductor and a fabrication facility manager at Intel Corporation. Mr. Doran holds a bachelor’s degree in physics from Northwestern University and a master’s degree in physics from the University of Wisconsin.

Thomas T. Eby, age 47, has served as our Executive Vice President, Consumer, Set Top Box and Industrial Division since September 2007. He is responsible for the division’s marketing, product and platform engineering, infrastructure development and program management functions. From October 2005 until September 2007, Mr. Eby served as our Executive Vice President and Chief Marketing and Sales Officer, and from January 2005 until October 2005, he served as our Executive Vice President and Chief Marketing Officer. From July 2003 until December 2004, he was our Executive Vice President with responsibility for leading the integration of the former AMD and Fujitsu Limited assets that were contributed to Spansion LLC. Beginning in 1998, Mr. Eby served as a vice president of AMD, including roles as group vice president of AMD’s Communication Group, then as the group vice president of strategy & business development for AMD and later as senior vice president. In addition, Mr. Eby held a wide range of sales and marketing positions both in the United States and Europe. Mr. Eby holds a bachelor’s degree in electrical engineering and computer sciences from Princeton University.

Robert C. Melendres, age 43, has served as our Executive Vice President, Corporate Development and Chief Legal Officer since January 2007. From February 2006 until January 2007, he served as our Executive Vice President, Corporate Development, General Counsel and Corporate Secretary. He was appointed as Spansion’s Corporate Secretary in March 2005. He served as our Corporate Vice President, Corporate Development and General Counsel from January 2005 until February 2006. From July 2002 until January 2005, Mr. Melendres served at AMD in various management positions responsible for business development, most recently as the corporate vice president, business development. Prior to joining AMD, Mr. Melendres served in various senior management positions, including president and general counsel of WebGain, Inc. from July 2000 until July 2002. He also served as director of worldwide contracts and business practices for IBM Corp., and IBM legal counsel from June 1993 until July 2000. Mr. Melendres holds a bachelor’s degree in economics from the University of California at Los Angeles and a juris doctorate from Harvard Law School.

Ahmed Nawaz, age 58, has served as our Executive Vice President, Wireless Solutions Division since November 2006. He is responsible for the division’s marketing, platform engineering, infrastructure development and program management functions. Prior to joining Spansion, Mr. Nawaz was a management consultant from January 2006 to November 2006. From March 2001 to December 2005, he was executive vice president of worldwide sales at Agere Systems. Prior to that, Mr. Nawaz was President of Worldwide Sales, Strategy and Business Development, from April 2000 to March 2001, and President, Integrated Circuits Division, from June 1998 to April 2000, of Lucent’s Microelectronics and Communications Technologies Group. He joined AT&T in 1992 and moved to Lucent following its spin-off from AT&T in 1996. Mr. Nawaz also spent 14 years in various design, engineering, marketing and general management positions in Texas Instruments Incorporated’s semiconductor group. Mr. Nawaz holds a master’s degree in electrical engineering from the University of Missouri and a master’s degree in Business Administration from Houston Baptist University.

Dario Sacomani, age 51, has served as our Executive Vice President and Chief Financial Officer since February 2006. From June 2002 until December 2005, he was employed at Richardson Electronics, Ltd., where he served as chief financial officer, senior vice president and board director from June 2002 until July 2005. Prior to Richardson Electronics, Mr. Sacomani was senior vice president, chief financial officer and treasurer of ON Semiconductor, a spin-off of Motorola, Inc., from August 1999 until April 2002. Mr. Sacomani also spent 18 years at Motorola in several finance positions within Motorola’s Semiconductors Products Sector, including as vice president and group controller of the Semiconductor Components Group.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis presents material information necessary to understand the objectives and policies of our compensation program for executives. Throughout this discussion, those individuals named in the Fiscal 2007 Summary Compensation Table on page 33 are referred to as our “Named Executive Officers” and the Compensation Committee of the Board of Directors is referred to as the “Committee.”

Roles and Responsibilities

The role of the Committee, as described on page 14, is to oversee Spansion’s compensation strategies and programs for our executive officers, including total compensation for the Named Executive Officers. The role of Spansion’s management is to review Spansion’s executive compensation programs, policies and governance and make recommendations regarding these matters. Management is responsible for, among other things:

•	Reviewing the effectiveness of the compensation programs, including competitiveness and alignment with Spansion’s objectives;

•	Recommending changes to compensation programs, as may be required, to ensure achievement of all program objectives; and

•	Recommending salaries, bonuses and other awards for executive officers other than the Chief Executive Officer.

The Committee is authorized to engage its own independent advisors to assist in carrying out its responsibilities. During fiscal 2007, the Committee engaged Hewitt Associates (“Hewitt”) as its independent compensation consultant to provide advice on matters related to executive compensation and general compensation programs. The Committee, at its discretion, may replace Hewitt or hire additional consultants at any time. Hewitt is independent from Spansion because it does not provide any other services to Spansion and receives compensation from Spansion only for services it provides to the Committee. Hewitt’s engagement includes gathering and analyzing data, and reviewing and advising on principal aspects of executive and non-employee director compensation. This includes base salaries, bonuses, and equity awards for executive officers, and cash compensation and equity awards for non-employee directors.

At the Committee’s invitation, Hewitt attended all of the Committee’s meetings held during fiscal 2007. Hewitt provided independent expertise on executive compensation issues, including more specifically:

•	Composition of the group of publicly traded semiconductor industry companies with which we compete for talent (collectively, the “Compensation Peer Group”);

•	Competitive market pay analysis for executive officers and directors;

•	Executive compensation strategy and program design, including pay philosophy, peer group selection, incentive design and policies and terms related to severance and change of control arrangements; and

•	Impact of pertinent regulations on executive compensation and benefit programs.

Compensation Program Philosophy and Objectives

Spansion has a market-based “pay for performance” compensation philosophy designed to both attract and retain talented executive officers while supporting our business strategy. In line with that philosophy, a significant percentage of the total potential compensation for our executive officers is performance-based. We have no pre-established policy or target for allocating between either cash and non-cash or short-term and long-term incentive compensation. Rather, the Committee periodically reviews relevant market data to determine the appropriate components and level of an executive officer’s compensation.

The compensation program for our executive officers is designed to:

•	Recognize and reward executives for achieving both company and individual performance objectives in support of Spansion’s business strategy;

•	Provide competitive pay opportunities relative to the Compensation Peer Group;

•	Align the respective interests of the executive officers and our stockholders through compensation that varies based on achievement of financial objectives; and

•	Maintain flexible pay programs that can be modified to respond to changes in competitive trends and Spansion’s business strategy and financial position.

Setting Compensation

Generally, we set compensation for our Named Executive Officers in the same manner used to set compensation for our other executive officers. Details regarding the specific compensation for each of our Named Executive Officers for fiscal 2007 are set forth in the Fiscal 2007 Summary Compensation Table on page 33.

Competitive Market Data

In September 2007, based on the review and recommendations presented by Hewitt, and in consultation with Hewitt, the Committee reviewed and approved a revised Compensation Peer Group to be used for benchmarking and for setting executive compensation for fiscal 2008. To determine the appropriate Compensation Peer Group, the Committee considered companies within the semiconductor industry that have revenue, number of employees, market capitalization, location and scope of international operations similar to our corresponding components. The Committee will continue to periodically review and update the Compensation Peer Group as appropriate.

Based on the cited criteria, six companies (Advanced Micro Devices, Inc.; Agere Systems Inc.; Applied Materials, Inc.; Broadcom Corporation; Freescale Semiconductor; and Micron Technology, Inc.) were removed from our prior Compensation Peer Group and two companies (Amkor Technology, Inc. and Cypress Semiconductor Corporation) were added to the group. The Compensation Peer Group established for fiscal 2008 is as follows:

• Altera Corporation • Amkor Technology, Inc. • Analog Devices, Inc. • Atmel Corporation • Cypress Semiconductor Corporation • Fairchild Semiconductor	• Juniper Networks, Inc. • KLA-Tencor Corporation • Lam Research Corporation • Linear Technology Corporation • LSI Corporation • Maxim Integrated Products, Inc. • National Semiconductor Corporation	• Novellus Systems, Inc. • NVIDIA Corporation • ON Semiconductor Corp. • SanDisk Corporation • Xilinx, Inc.

Total compensation targets for our Named Executive Officers are set between the 50th and 60th percentiles for compensation paid to similarly situated executives in the Compensation Peer Group, taking into consideration the targets for base salary, bonus and equity awards. We set these targets slightly higher than the median compensation of executives in the Compensation Peer Group to better position Spansion to attract and retain highly qualified executive officers. As part of our annual performance review process, total compensation targets were adjusted for our Named Executive Officers based on the 2008 Compensation Peer Group. In most cases, compensation targets were reduced. Our incentive compensation, including cash and equity, is structured so that when our corporate performance meets or exceeds our established objectives, executive officers have an opportunity to receive incentive compensation greater than comparable market targets. When our corporate performance does not meet our established objectives, executive officers receive incentive compensation that is generally below comparable market targets. For fiscal 2007, total compensation for our Named Executive Officers was well below our collective compensation targets, primarily as a result of below target bonus payments and equity awards as most performance targets for short-term performance-based incentive compensation were not met.

Performance Evaluations

We conduct annual performance evaluations of all Spansion employees, including our Named Executive Officers. As part of the executive officer evaluation, we consider a number of performance criteria, including among other things, the Named Executive Officer’s ability to:

•	Meet specific performance objectives;

•	Set the strategy and direction of his organization, consistent with Spansion’s overall objectives; and

•	Effectively lead his organization.

The Chief Executive Officer evaluates the performance of each of the other executive officers, including the other Named Executive Officers, and presents the evaluations to the Committee for review and approval. The Committee performs an independent evaluation of the Chief Executive Officer’s performance.

Compensation Review

In preparation for decisions regarding compensation actions for each of the Named Executive Officers for the upcoming year, the Committee reviews tally sheets that reflect total current compensation, equity awards (vested and unvested) and benefits information. In addition, the Committee considers each individual’s performance, contributions, role and responsibilities, leadership abilities, growth potential and compensation relative to peers within Spansion. The Committee also considers the competitive market for comparable executives in the Compensation Peer Group. Following this review, the Committee sets the compensation for the Chief Executive Officer and for the other executive officers, taking into consideration the Chief Executive Officer’s compensation recommendations for each of the other executive officers. The final compensation packages for all Named Executive Officers, including the Chief Executive Officer, contain the components described below.

2007 Executive Compensation Components

Spansion seeks to achieve the compensation program objectives stated above through five principal compensation components:

•	Base salary;

•	Short-term performance-based incentive compensation;

•	Long-term equity-based incentive compensation;

•	Change of control agreements; and

•	Benefits and perquisites.

Spansion’s practices with respect to each of these five principal compensation components, as well as other components of compensation, are set forth below.

Base Salary

Spansion provides base salaries to compensate executive officers for services performed during the fiscal year. Each executive officer’s salary is intended to reflect the individual’s job responsibilities and value to Spansion in terms of expertise and performance, taking into account competitive market data and internal pay relationships. For our Named Executive Officers, generally, base salaries are targeted at the 60th percentile of base salaries paid to similarly situated individuals in the Compensation Peer Group.

Base salaries for the Named Executive Officers are evaluated on an annual basis using the criteria described above. In April 2007, all Named Executive Officers, excluding Mr. Nawaz, who joined Spansion in November 2006, were eligible for and received a merit increase. Merit increases ranged from six percent to eight percent, resulting in competitive pay levels relative to the 2007 Compensation Peer Group. The annual base salaries as of the end of fiscal 2006 and fiscal 2007 for each of our Named Executive Officers were as follows:

	Base Salary as of December 31, 2006	Base Salary as of December 30, 2007
Bertrand F. Cambou	$675,000	$715,500
Dario Sacomani	$375,000	$405,000
James E. Doran	$425,000	$459,000
Thomas T. Eby	$388,241	$411,536
Ahmed Nawaz	$425,000	$425,000

Short-Term Performance-Based Incentive Compensation

Our executive officers have an opportunity to earn annual cash awards under a short-term performance-based incentive compensation plan (the “STIP”) designed to compensate them for the achievement of pre-determined annual corporate objectives and individual objectives that correlate closely with the corporate objectives. At the beginning of each fiscal year, the Committee approves the target cash bonus opportunities and objectives for that year relevant to the STIP. Our STIP is referred to as the “Pay for Performance Plan.”

The target bonus opportunity for each executive officer is based on the individual’s position within Spansion and competitive data from the Compensation Peer Group, and is established as a percentage of base salary. For our Named Executive Officers, generally, awards are targeted between the 50th and 60th percentiles of bonus awards made to similarly situated individuals in the Compensation Peer Group. STIP payouts are contingent upon Spansion’s performance as measured against the pre-determined annual corporate objectives approved by the Committee. For fiscal 2007, approximately 80 percent of our Chief Executive Officer’s, and approximately 70 percent of the other Named Executive Officers’, bonus opportunity is based directly on Spansion’s achievement relative to these pre-determined annual objectives for specific metrics that have been approved by the Committee. If these objectives are achieved, the remainder of the bonus opportunity for the executive officer is based on his individual performance, recognizing achievement against other critical objectives. If none of the annual corporate performance objectives are achieved, no bonuses are paid, irrespective of the executive officer’s performance. The Committee reviews and approves all recommended STIP payments for the executive officers.

Prior to the second quarter of fiscal 2007, the only corporate performance metric established by the Committee was Spansion’s achievement of operating profit. In the second quarter of fiscal 2007, the Committee reassessed that metric and established additional corporate performance metrics to take into account market share and the sale of advanced technology products that are key to Spansion’s future success. At that time, the Committee also set specific objectives for each metric. The objectives for each metric were set at performance levels that we believe are very difficult to achieve. The final corporate performance metrics for fiscal 2007, and their relative weighting out of 100 percent, were as follows:

•	Achieve breakeven on operating profit, including the effect of equity-based expense (70 percent weighting);

•	Increase NOR segment share in the Flash memory market relative to fiscal 2006 (15 percent weighting); and

•	Achieve a threshold level of revenue from certain products based on specified advanced technologies (15 percent weighting).

The target STIP award opportunities for our Named Executive Officers are generally between the 50 th and 60th percentiles of similar opportunities in the Compensation Peer Group, and they range from 70 percent to 125 percent of base salary, with actual awards determined as follows:

•	No awards would be paid if Spansion did not achieve the minimum performance objectives for at least one of the metrics, and

•

Payment of 7.5 percent to 200 percent of the target awards would be made depending on Spansion’s level of performance against each metric, assuming the minimum performance objective was achieved on at least one of the metrics and considering the relative weighting of each metric.

Spansion did not achieve breakeven on operating profit or the threshold revenue level from products based on specified advanced technologies for fiscal 2007. However, we did increase our NOR segment share relative to fiscal 2006, achieving our minimum objective for that metric. This resulted in the funding of bonuses in an amount equal to 13 percent of the STIP target opportunity. As noted above, at least 70 percent of each Named Executive Officer’s award was based directly on our performance against the corporate objectives. The remainder of their awards, while funded by Spansion’s performance against our corporate objectives, was based on each executive officer’s individual performance. The individual portion of the STIP was recommended by the Chief Executive Officer and approved by the Committee based on a number of performance criteria, including attainment of individual performance objectives (which include organizational profitability, new product introductions and improvements in manufacturing yields), ability to successfully set the strategy and direction of his organization (through actions such as establishment of strategic business partnerships or creation of corporate efficiencies), and ability to effectively lead his organization (through actions such as improving global integration and improving organizational efficiency). The table below describes for each Named Executive Officer for fiscal 2007 the target percentage of base salary, target amount attainable, payout opportunity range as a percent of base salary, award amount and award as a percent of base salary.

Named Executive Officer	Target Percent of Base Salary	Target Amount	Payout Range as Percent of Base Salary	Award Amount	Award as Percent of Base Salary
Bertrand F. Cambou	125%	$894,375	0% to 250%	$125,000	18%
Dario Sacomani	70%	$283,500	0% to 140%	$60,000	15%
James E. Doran	70%	$321,300	0% to 140%	$80,000	17%
Thomas T. Eby	70%	$288,075	0% to 140%	$40,000	10%
Ahmed Nawaz	70%	$297,500	0% to 140%	$40,000	9%

The amounts of STIP awards for fiscal 2007 for Named Executive Officers are presented in the Non-Equity Incentive Plan Compensation column of the Fiscal 2007 Summary Compensation Table on page 33. The individual fiscal 2007 target award percentages remain unchanged for fiscal 2008 as they continue to be in alignment with those of the Compensation Peer Group. The corporate performance metrics for fiscal 2008 also remain unchanged, although objectives that we believe are very difficult to achieve have again been set for each metric. The difficulty of achieving our performance objectives is demonstrated by the fact that no STIP awards were achieved for fiscal 2006, and only minimal award levels (i.e., 13 percent of target) were achieved for fiscal 2007.

Long-Term Equity-Based Incentive Compensation

A fundamental tenet of our compensation philosophy is that equity participation by our executive officers creates a vital long-term partnership between our executive officers and our stockholders. We believe that equity-based compensation promotes equity ownership among executives, drives performance toward the achievement of long-term stockholder value, provides balance to the awards provided under the STIP, and helps to promote the retention of the officers through vesting contingencies. Our stockholder-approved 2007 Equity Incentive Plan is our long-term incentive plan (the “LTIP”), and it is designed to align the interests of executive officers over a multi-year period directly with the interests of stockholders.

The Committee administers the LTIP and approves target award levels based on data from the Compensation Peer Group and an executive’s position within Spansion. For our Named Executive Officers, generally, award levels are targeted at the 50th percentile of equity awards made to similarly situated individuals in the Compensation Peer Group in an attempt to provide equity award opportunities that are competitive with those of our peers. The Committee reviews target award levels annually.

The LTIP provides for various awards in the form of stock options, stock appreciation rights, restricted stock units, stock bonuses, restricted stock, performance stock, stock units, phantom stock, dividend equivalents, and similar rights to purchase or acquire shares. To date, awards under the LTIP have been made in the forms of stock options and restricted stock units. Generally, employees below the vice president level are granted restricted stock unit awards and vice presidents and executive officers, including our Named Executive Officers, receive a combination of stock option and restricted stock unit awards. We grant stock options to vice presidents and executive officers in order to tie their compensation more directly to total stockholder return.

The Committee approves all equity awards for executive officers and the annual equity awards granted to employees following Spansion’s annual performance evaluation process. The annual awards are generally granted in the second fiscal quarter, following the first quarter earnings release, at regularly scheduled Committee meetings. The Committee has delegated to our Grant Committee, which consists of our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, authority to approve stock option and restricted stock unit awards to non-executive officers, subject to established guidelines. The purpose of this delegation is to provide administrative flexibility to recognize new hires and promotions or achievements for employees below the level of executive officer. The Committee approves all equity awards granted to non-executive officers that are not within the guidelines established for the Grant Committee. The Committee also reviews all equity awards approved by the Grant Committee.

Each equity award granted under the LTIP typically vests over four years from the grant date. Prior to the exercise of a vested stock option or the vesting of a restricted stock unit, the holder of the stock option or restricted stock unit has no rights as a stockholder with respect to the shares subject to such awards. With limited exceptions, vesting ceases upon termination of employment.

The exercise price for a stock option awarded under the LTIP is equal to the closing price of Spansion’s Class A Common Stock, as quoted on the NASDAQ Stock Market, on the date the award is granted. Spansion has never granted a stock option with an exercise price that is less than the closing price of its Common Stock on the grant date, nor has it ever granted a stock option priced on a date other than the grant date.

The annual equity awards granted to our executive officers for fiscal 2007 consisted of a combination of stock option and restricted stock unit awards that ranged, in the aggregate, from 97,500 shares to 162,500 shares. These awards were competitive relative to those of the 50th percentile of the Compensation Peer Group. All of our Named Executive Officers were eligible for and received, in April 2007, an annual equity award for fiscal 2007. Since Mr. Nawaz had recently joined Spansion, he received a relatively smaller annual equity award in April 2007 and a supplemental award in June 2007. Mr. Nawaz’ aggregate awards for fiscal 2007 were within the range of the annual awards received by the other Named Executive Officers.

The Named Executive Officers are eligible for annual equity awards in fiscal 2008, subject to the approval of the Committee. The awards for fiscal 2007 for each of our Named Executive Officers are shown in the Grants of Plan-Based Awards for Fiscal 2007 table on page 35.

Change of Control Agreements

The Committee recognizes that from time to time Spansion may consider potential transactions that could result in a change of control of the ownership and management of Spansion. Therefore, the Committee determined that it is in the best interests of Spansion and its stockholders to provide our key executive officers with an incentive in the form of certain benefits to maintain their focus and dedication to Spansion notwithstanding a possible transaction that could result in a change of control. The Committee consulted with Hewitt regarding the type and level of benefits that similarly situated companies, including those in the Compensation Peer Group, provide for their key employees. Hewitt advised the Committee based on pertinent market data, including Institutional Shareholder Services’ recommendations. Based largely on Hewitt’s advice, the Committee approved a form of change of control severance agreement (the “Agreement”) that would provide an incentive to executive officers for their continued service up to and after a change of control.

Under the terms of the Agreement, the executive officer would receive, subject to certain conditions, the following benefits in the event of a change of control and termination of employment:

•	A lump sum separation payment;

•	Acceleration of unvested equity;

•	Reimbursement for premium payments for medical and dental COBRA continuation coverage for a limited time; and

•	In certain cases, tax-related benefits.

We have entered into an Agreement with each of our Named Executive Officers. The benefits available to each Named Executive Officer under their respective Agreements are the same with the exception of the base salary portion of the lump sum separation payment and tax-related benefit. The base salary portion of the lump sum separation payment for each of Messrs. Doran, Eby, Nawaz and Sacomani is two times the aggregate of (i) his base salary and (ii) his target bonus opportunity under the STIP, whereas the base salary portion of the lump sum separation payment for Dr. Cambou is equal to three times the aggregate of (i) his base salary and (ii) his target bonus opportunity under the STIP. The disparity in the payout level between Dr. Cambou and the other Named Executive Officers is attributable to Dr. Cambou’s role as Chief Executive Officer and the particular importance of his continued dedication to Spansion at a time when Spansion could be considering a transaction that results in a change of control. In addition, the Agreements for Dr. Cambou and Messrs. Doran, Eby and Sacomani, which expire in November 2009, provide for reimbursement of any 280G excise tax they may be subject to as a result of benefits they receive under their respective Agreements. Our new form of change of control severance agreement does not contain a provision that provides reimbursement for excise tax. We have entered into this new form of change of control severance agreement with Mr. Nawaz. Additional details regarding our change of control severance agreements are set forth in the discussion under “Termination in Connection With a Change of Control” on page 39 and the tables that follow the discussion.

Benefits and Perquisites

Retirement Savings Plan. The Spansion Retirement Savings Plan (the “401(k) Plan”) is a tax-qualified 401(k) plan to which all U.S. employees may contribute on a before-tax basis up to the lesser of 100 percent of eligible pay or the contribution limit prescribed by the Internal Revenue Code. Spansion contributes to each employee’s 401(k) account $0.50 on each $1 of pay deferred by employees under the 401(k) Plan. Spansion’s contributions are capped at three percent of the employee’s pay. All contributions to the 401(k) Plan, including Spansion’s matching contributions, are fully vested at the time the contribution is made.

Executive Deferred Compensation Program. Our U.S. executive officers, as well as our other U.S. executives, are eligible to participate in the Spansion Executive Investment Account (“EIA”) Plan. Participants in the EIA Plan may defer up to 50 percent of base salary and up to 100 percent of bonus payments under the STIP or sales incentive plan. Spansion contributes to each employee’s EIA account $0.50 on each $1 of pay deferred under the EIA Plan in excess of the applicable compensation limit set by the Internal Revenue Code. Spansion’s contributions are capped at three percent of the employee’s pay. Currently, none of our executive officers participates in the EIA Plan.

Life and Long-Term Disability Insurance. We provide our U.S. executive officers with life insurance such that the executive officer’s beneficiary will receive a death benefit of up to three times the executive’s annual salary, to a maximum of $3 million. In addition, our executive officers are eligible to participate in our Executive Disability Plan, which pays up to $15,000 a month if an executive is unable to work due to a disability.

Other Health and Welfare Benefits and Perquisites. Spansion offers health and welfare benefits, in accordance with applicable local regulations and competitive practice, to employees in all of the countries in which we operate. During fiscal 2007, our executive officers were eligible to participate in those plans offered in their respective work locations. We also provide our executive officers with a monthly automobile allowance and company-paid financial counseling benefits. At the end of fiscal 2007, we discontinued a physical examination benefit that had been provided to executive officers because the standard health benefits program offered to all employees, including executive officers, adequately covers this benefit. We may offer relocation benefits to employees when their job requires relocation. In the event that an executive officer voluntarily terminates his or her employment, such executive officer may be required to repay to Spansion a portion of his or her relocation benefits.

Tax and Accounting Implications

$1 Million Deduction Limit. Section 162(m) of the Internal Revenue Code generally limits a tax deduction to public corporations for certain executive compensation in excess of $1 million per fiscal year. Certain types of compensation are deductible only if performance criteria are approved by stockholders. The Committee will endeavor to structure compensation plans to achieve maximum deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives. While the Committee will consider deductibility under Section 162(m) with respect to future compensation arrangements with executive officers, deductibility will not be the sole factor used in ascertaining appropriate levels or modes of compensation. Since corporate objectives may not always be consistent with the requirements for full deductibility, certain compensation paid by Spansion in the future may not be fully deductible under Section 162(m).

Accounting for Equity-Based Compensation. Beginning on December 26, 2005, Spansion began accounting for equity-based awards in accordance with the requirements of FASB Statement 123(R) “Share-Based Payment.”

Impact of Section 409A. To avoid adverse 409A impact, Spansion does not grant stock options to U.S. employees with an exercise price less than the fair market value of the Company’s Class A Common Stock on the date of grant.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Patti S. Hart, Chair
Gilles Delfassy
David E. Roberson

Fiscal 2007 Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of the Named Executive Officers for the fiscal year ended December 30, 2007. No defined benefit pension plan was offered to the Named Executive Officers in fiscal 2007, and none of the Named Executive Officers elected to defer compensation under our EIA Plan in fiscal 2007.

Spansion has not entered into any employment agreements with any of the Named Executive Officers. All employees, including the Named Executive Officers, agree to their employment-related compensation and benefits by executing our employment offer letter, which, in the case of Named Executive Officers, are filed with the Securities and Exchange Commission.

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)		Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (4)		Total ($)
Bertrand F. Cambou President and Chief Executive Officer	2007 2006	703,038 692,787	(5)	— —		477,435 573,961	539,066 359,421	125,000 —	39,447 42,108	(6) (6)	1,883,986 1,668,277

Dario Sacomani Executive Vice President and Chief Financial Officer	2007 2006	395,769 315,865		— 187,500	(7)	54,183 —	321,852 235,698	60,000 —	143,016 80,516	(8) (8)	974,820 819,579

James E. Doran Executive Vice President and Chief Operating Officer	2007 2006	448,538 427,345		— —		230,592 286,990	281,310 199,679	80,000 —	32,629 38,387		1,073,069 952,401

Thomas T. Eby Executive Vice President, Consumer, Set-Top Box & Industrial Division	2007 2006	404,368 388,186		— —		190,971 229,578	275,021 199,679	40,000 —	50,172 37,933	(9)	960,532 855,376

Ahmed Nawaz Executive Vice President, Wireless Solutions Division	2007 2006	425,000 49,038	(10)	— 400,000	(11)	116,608 4,908	190,410 9,327	40,000 —	236,559 12,834	(12) (12)	1,008,577 476,107

(1)	The amounts shown in the Salary column reflect 53 weeks of salary in fiscal 2006 and 52 weeks of salary in fiscal 2007 for the Named Executive Officers who were employed by Spansion for the full fiscal years. All Named Executive Officers were employed for the full years except for Mr. Sacomani, whose employment commenced on February 28, 2006, and Mr. Nawaz, whose employment commenced on November 20, 2006.
(2)	The amounts shown in the Stock Awards column reflect the recognized compensation expense for stock awards, excluding the impact of service-based forfeitures for financial statement reporting purposes for the fiscal years ended December 31, 2006 and December 30, 2007. The amounts also reflect the grant date fair value of each restricted stock unit award computed in accordance with FAS 123(R). The assumption used in valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2007, filed with the Securities Exchange Commission on February 28, 2008. These amounts do not correspond to the actual value that will be recognized by the Named Executive Officers.
(3)

The amounts shown in the Option Awards column reflect the recognized compensation cost for option awards, excluding the impact of service-based forfeitures for financial statement reporting purposes for the fiscal years ended December 31, 2006 and December 30, 2007. Black-Scholes-Merton assumptions used in the calculation of these amounts are disclosed in Note 4 of the notes to Spansion’s audited consolidated financial statements for the fiscal year ended December 30, 2007 included in Spansion’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2008. These amounts do not correspond to the actual value that will be recognized by the Named Executive Officers.

(4)	The amounts shown in the All Other Compensation column reflect the following compensation for each Named Executive Officer, although only values exceeding ten percent of the total amount of perquisites and personal benefits are specified in these footnotes:

•

Matching 401(K) contributions: The contribution in fiscal 2006 for each of Dr. Cambou and Messrs. Sacomani, Doran and Eby was $6,600. The contribution in fiscal 2007 for each of Dr. Cambou and Messrs. Sacomani, Doran, Eby and Nawaz was $6,750.

•	Life insurance premium benefits: The value in fiscal 2006 for Messrs. Doran and Eby was $6,625 and $6,872, respectively.

•

Car allowance (based on 53 weeks in fiscal 2006 and 52 weeks in fiscal 2007): The amount in fiscal 2006 for each of Dr. Cambou and Messrs. Doran and Eby was $24,462, and for Messrs. Sacomani and Nawaz was $21,231 and $2,769, respectively. The car allowance paid in fiscal 2007 for each of Dr. Cambou and Messrs. Sacomani, Doran, Eby and Nawaz was $24,000.

•	Financial planning services: Dr. Cambou received a reimbursement in the amount of $6,000 in fiscal 2006 and $6,600 in fiscal 2007.

(5)	Dr. Cambou’s salary for fiscal 2006 was effective as of December 16, 2005 but not implemented until January 2006. Therefore, the salary paid to Dr. Cambou in fiscal 2006 includes six days of retroactive pay that would otherwise have been paid to him in fiscal 2005.
(6)	In addition to the items noted in footnote 4 above, the amount reflects the cost of home security services of $2,683 in fiscal 2006 and $215 in fiscal 2007 provided for Dr. Cambou.
(7)	The amount reflects a bonus paid as part of Mr. Sacomani’s employment arrangement. The total amount is $187,500, of which $112,500 was paid in fiscal 2006. The remaining amount of $75,000 was paid in fiscal 2007.
(8)	The amount includes relocation and relocation-related personal travel expense paid by Spansion to Mr. Sacomani in the amount of $51,906 in fiscal 2006 and $111,486 in fiscal 2007.
(9)	In addition to the items noted in footnote 4 above, the amount reflects a payment of vacation cash out to Mr. Eby in the amount of $14,932 in fiscal 2007.
(10)	Mr. Nawaz was hired as Spansion’s Executive Vice President, Wireless Solutions Division on November 20, 2006.
(11)	The amount reflects a bonus paid as part of Mr. Nawaz’s employment arrangement. The total amount is $400,000, of which $266,667 was paid in January 2007 and $133,333 was paid in November 2007.
(12)	In addition to the items noted in footnote 4 above, the amount reflects relocation benefits paid by Spansion to Mr. Nawaz in the amount of $10,000 in fiscal 2006 and $202,279 in fiscal 2007.

Grants of Plan-Based Awards for Fiscal 2007

The table below summarizes all grants of plan-based awards to all Named Executive Officers during fiscal 2007, which ended on December 30, 2007. The stock option awards and the unvested portion of the stock awards identified in the table below are also reported in the Outstanding Equity Awards at Fiscal 2007 Year-End Table on page 36.

Name	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (2) (#)	All Other Option Awards: Number of Securities Underlying Options (3) (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards (4) ($)
			Threshold ($)	Target ($)	Maximum ($)
Bertrand F. Cambou	—			894,375	1,788,750
	4/20/2007	(5)	—	—	—	—	187,500	10.41	906,225
	4/20/2007	(6)	—	—	—	75,000	—	00.00	780,750

Dario Sacomani	—			283,500	567,000
	4/20/2007	(5)	—	—	—	—	75,000	10.41	362,490
	4/20/2007	(6)	—	—	—	30,000	—	00.00	312,300

James E. Doran	—			321,300	642,600
	4/20/2007	(5)	—	—	—	—	82,500	10.41	398,739
	4/20/2007	(6)	—	—	—	33,000	—	00.00	343,530

Thomas T. Eby	—			288,075	576,150
	4/20/2007	(5)	—	—	—	—	75,000	10.41	362,490
	4/20/2007	(6)	—	—	—	30,000	—	00.00	312,300

Ahmed Nawaz	—			297,500	595,000
	6/13/2007	(7)	—	—	—	—	32,500	11.53	173,979
	6/13/2007	(8)	—	—	—	13,000	—	00.00	149,890
	4/20/2007	(5)	—	—	—	—	30,000	10.41	144,996
	4/20/2007	(6)	—	—	—	12,000	—	00.00	124,920

(1)	Reflect the target and maximum target bonus amounts for fiscal 2007 performance under the short-term performance-based incentive compensation plan, as described in “Compensation Discussion and Analysis—Short-Term Performance-Based Incentive Compensation.” The actual bonus amounts were determined by the Compensation Committee in March 2008 and are reflected in the “Non-Equity Incentive Plan Compensation” column of the Fiscal 2007 Summary Compensation Table.
(2)	All restricted stock units granted to Named Executive Officers vest 25% on the anniversary of the grant date and the remainder vests in equal installments quarterly over the remaining 36 months.
(3)	All stock options granted to Named Executive Officers vest 25% on the anniversary of the grant date and the remainder vests in equal installments quarterly over the remaining 36 months.
(4)	Reflects the grant date fair value of each stock option and restricted stock unit award computed in accordance with FAS 123(R). The assumption used in valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2007, filed with the Securities Exchange Commission on February 28, 2008. These amounts do not correspond to the actual value that will be recognized by the Named Executive Officers.
(5)	Represents an annual stock option award granted on April 20, 2007 under the 2005 Equity Incentive Plan.
(6)	Represents an annual restricted stock unit award granted on April 20, 2007 under the 2005 Equity Incentive Plan.
(7)	Represents a stock option award granted on June 13, 2007 under the 2007 Equity Incentive Plan.
(8)	Represents a restricted stock unit award granted on June 13, 2007 under the 2007 Equity Incentive Plan.

Outstanding Equity Awards at Fiscal 2007 Year-End

The table below summarizes the outstanding Spansion equity awards held and exercisable by Named Executive Officers at the end of fiscal 2007. Spansion does not offer an equity incentive plan, as defined under Item 402(a)(6)(iii) of Regulation S-K.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
Name	Exercisable	Unexercisable
Bertrand F. Cambou	98,437	126,563	(3)	12.00	12/15/2012	42,864	(4)	171,027
	—	187,500	(5)	10.41	04/20/2014	75,000	(7)	299,250

Dario Sacomani	54,687	70,313	(5)	14.74	03/03/2013	—		—
	—	75,000	(6)	10.41	04/20/2014	30,000	(7)	119,700

James E. Doran	54,687	70,313	(3)	12.00	12/15/2012	21,432	(4)	85,514
	—	82,500	(6)	10.41	04/20/2014	33,000	(7)	131,670

Thomas T. Eby	54,687	70,313	(3)	12.00	12/15/2012	17,146	(4)	68,413
	—	75,000	(6)	10.41	04/20/2014	30,000	(7)	119,700

Ahmed Nawaz	18,750	56,250	(8)	14.93	12/07/2013	15,000	(9)	59,850
	—	30,000	(6)	10.41	04/20/2014	12,000	(7)	47,880
	—	32,500	(10)	11.53	06/13/2014	13,000	(11)	51,870

(1)	Each restricted stock unit represents a contingent right to receive one share of Spansion Class A Common Stock. There is no exercise price.
(2)	Based on closing price of $3.99 of Spansion Class A Common Stock on December 28, 2007.
(3)	The stock option was granted on December 15, 2005 and vests over a four-year period with 25% of the shares vesting on January 28, 2007, and the remaining shares vesting in equal quarterly installments over the remaining 36 months beginning April 28, 2007.
(4)	The restricted stock unit award was granted on December 15, 2005 and vests over a four-year period, with 25% of the shares vesting on April 28, 2006, and the remaining shares vesting in equal quarterly installments over the remaining 36 months beginning July 28, 2006.
(5)	The stock option was granted on March 3, 2006 and vests over a four-year period, with 25% of the shares vesting on January 28, 2007, and the remaining shares vesting in equal quarterly installments over the remaining 36 months beginning April 28, 2007.
(6)	The stock option was granted on April 20, 2007 and vests over a four-year period, with 25% of the shares vesting on the anniversary of the date of grant and the remaining shares vesting in equal quarterly installments over the remaining 36 months beginning July 20, 2007.
(7)	The restricted stock unit award was granted on April 20, 2007 and vest over a four-year period, with 25% of the shares vesting on the anniversary of the date of grant and the remaining shares vesting in equal quarterly installments over the remaining 36 months beginning July 20, 2007.
(8)	The stock option was granted on December 7, 2006 and vests over a four-year period, with 25% of the shares vesting on the anniversary of the date of grant and the remaining shares vesting in equal quarterly installments over the remaining 36 months beginning December 7, 2007.
(9)	The restricted stock unit award was granted on December 7, 2006 and vests over a four-year period with 25% of the shares vesting on the anniversary of the date of grant and the remaining shares vesting in equal quarterly installments over the remaining 36 months beginning December 7, 2007.
(10)	The stock option was granted on June 13, 2007 and vests over a four-year period, with 25% of the shares vesting on the anniversary of the date of grant and the remaining shares vesting in equal quarterly installments over the remaining 36 months beginning September 13, 2008.

(11)	The restricted stock unit award was granted on June 13, 2007 and vests over a four-year period with 25% of the shares vesting on the anniversary of the date of grant and the remaining shares vesting in equal quarterly installments over the remaining 36 months beginning September 13, 2008.

The table below summarizes the outstanding Advanced Micro Devices, Inc.’s (AMD) equity awards held by Named Executive Officers at the end of fiscal 2007. Some of our Named Executive Officers held, or continue to hold, stock options that were granted to them by AMD prior to our initial public offering in December 2005. As a result of Spansion’s secondary public offering in November 2006, AMD’s percentage ownership in Spansion declined to below 30 percent. Consequently, all remaining AMD stock options that were granted to our Named Executive Officers ceased vesting, and all unvested AMD stock options were canceled.

	Option Awards
	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date
Name	Exercisable
James E. Doran	37,500 (1)	14.64	11/21/2008
	10,000 (2)	14.22	11/21/2008
	15,000 (3)	15.50	11/21/2008
	15,000 (4)	16.66	11/21/2008
	71,492 (5)	14.86	11/21/2008
	10,000 (6)	11.33	11/21/2008

(1)	Stock option was granted on February 2, 2004 and unvested amounts were canceled prior to the end of fiscal 2006.
(2)	Stock option was granted on April 30, 2004 and unvested amounts were canceled prior to the end of fiscal 2006.
(3)	Stock option was granted on October 25, 2004 and unvested amounts were canceled prior to the end of fiscal 2006.
(4)	Stock option was granted on February 3, 2005 and unvested amounts were canceled prior to the end of fiscal 2006.
(5)	Stock option was granted on January 30, 2004 and unvested amounts were canceled prior to the end of fiscal 2006.
(6)	Stock option was granted on July 28, 2004 and unvested amounts were canceled prior to the end of fiscal 2006.

Option Exercises and Stock Vested for Fiscal 2007

The table below summarizes the Spansion restricted stock units vested by Named Executive Officers during fiscal 2007. There were no Spansion or AMD stock option exercises by Named Executive Officers during fiscal 2007.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Bertrand F. Cambou	28,575	299,106
Dario Sacomani	—	—
James E. Doran	14,288	149,560
Thomas T. Eby	11,430	119,640
Ahmed Nawaz	5,000	22,450

(1)	The value realized equals the fair market value of Spansion Class A Common Stock on the vesting date, as measured by the closing price on that date, multiplied by the number of shares that vested.

Pension Benefits for Fiscal 2007

We provide a defined benefit plan for certain employees of our subsidiary in Japan. We do not provide a defined benefit plan for any of our other employees. Therefore, none of our Named Executive Officers are entitled to receive any benefits from a defined benefit plan.

Nonqualified Deferred Compensation for Fiscal 2007

Our executive officers, and our other executives, who are located in the United States are eligible to participate in the Spansion Executive Investment Account Plan (the “EIA Plan”). Participants in the EIA Plan may defer up to 50 percent of base salary and up to 100 percent of bonus payments under the Short-Term Performance-Based Incentive Compensation Plan or Sales Incentive Plan. Spansion matches up to three percent of pay ($0.50 on each $1 of pay deferred under the EIA Plan) on the executive’s base salary in excess of the applicable compensation limit set by the Internal Revenue Code. Currently, none of our executive officers participates in the EIA Plan.

Potential Payments upon Termination, a Change of Control or Other Event

Following is a general discussion of the compensation available to our Named Executive Officers in the event an executive’s employment terminates. The actual payments can be determined only at the time of the executive’s separation from Spansion. For purposes of illustration, however, tables below reflect the compensation Spansion would have provided to the Named Executive Officers had their employments terminated effective December 28, 2007.

Termination for Any Reason

When employment terminates for any reason, each Named Executive Officer is entitled to receive compensation earned during the time the executive was employed. Such compensation includes:

•	Compensation earned during the fiscal year;

•	Vested equity awards issued under any Spansion equity plan pursuant to the applicable terms and conditions of each award;

•	Amounts deferred under the EIA Plan;

•	Benefits accrued under Spansion’s Retirement Savings Plan; and

•	Accrued unused vacation pay.

Retirement

If employment termination is due to retirement (which is achieved when an employee has reached 60 years of age and has provided 15 years of service to Spansion), in addition to compensation listed above under “Termination for Any Reason,” each Named Executive Officer receives all or a pro rata portion of the payment he or she would otherwise have been entitled to receive under Spansion’s Short-Term Performance-Based Incentive Compensation Plan (“STIP”) so long as the Named Executive Officer was an active participant in the STIP for at least six months of the plan year.

Termination Due to Death

In the event employment termination is due to death, in addition to compensation listed above under “Termination for Any Reason,” each Named Executive Officer’s beneficiary receives all or a pro-rata portion of the payment he or she would otherwise have been entitled to receive under the STIP, as long as the Named Executive Officer was an active participant in the STIP for at least six months of the plan year, and life insurance benefits. In addition, if the executive has at least 15 years of service, all equity awards that would have vested any time during the calendar year in which the death occurred are accelerated to vest on the executive’s employment termination date.

Termination Due to Disability

In the event employment termination is due to a disability, in addition to compensation listed above under “Termination for Any Reason,” each Named Executive Officer is eligible to receive benefits under the Spansion disability plans in which he or she participated at the time of the termination; and if the executive has at least 15 years of service, all equity awards that would have vested any time during the calendar year in which the disability occurred are accelerated to vest on the executive’s employment termination date.

Involuntary Termination in Connection with a Reduction in Force

In the event employment termination is involuntary due to a reduction in force, in addition to any compensation due under “Termination for Any Reason” and “Retirement” listed above, each Named Executive Officer receives, but only in return for executing a general release agreement: a lump sum payment based on length of service (the “Severance Pay Period”), payment for four months of medical COBRA continuation coverage, use of Spansion’s employee assistance program for a period of time, eight weeks base salary, any STIP award not yet paid following the close of a plan year, and, at Spansion’s discretion, additional compensation to be determined by Spansion for any sabbatical the executive had earned but not taken prior to the termination date. Additionally, vesting for Spansion equity awards held by the executive that would regularly vest during the Severance Pay Period is accelerated to vest on the executive’s employment termination date.

Termination in Connection With a Change of Control

In fiscal 2005, we entered into a Change of Control Severance Agreement (the “Initial COC Agreement”) with each of our then-current executive officers, including Dr. Cambou and Messrs. Doran, Eby, and Sacomani, four of our current Named Executive Officers. Under the Initial COC Agreements, if within 24 months following a change of control (as described below), an executive officer’s employment was terminated by Spansion or its successor other than for Cause (as defined in the Initial COC Agreement) or by reason of death or disability, or if the executive officer terminated employment for Good Reason (as defined in the Initial COC Agreement), in addition to the compensation listed above under the heading “Termination of Employment for Any Reason,” the following would have occurred:

•

The executive officer would have received a lump sum payment consisting of a pro rata portion of the executive officer’s actual bonus payment, if any, under the STIP, plus two times (three times in the case of the Chief Executive Officer) the aggregate of (i) the executive’s then current base salary and (ii) the executive’s target bonus opportunity under the STIP;

•	Acceleration of all unvested equity granted to the executive officer under any Spansion equity incentive plan and held by the executive officer at the effective termination date;

•

Payment of premiums incurred by the executive officer for medical and dental COBRA continuation coverage as of the effective termination date, and ending the earlier of 18 months from that termination date or the date the executive officer begins receiving comparable medical and dental benefits through other employment; and

•

Upon a change of control, an executive may be subject to certain excise taxes pursuant to Section 4999 of the Internal Revenue Code, as amended (the “IRC”). Should change of control payments have exceeded 15 percent of the qualified 280G limit under Section 4999, the executive would have been reimbursed such that the after-tax benefit would have been the same as if no excise tax had been applied. Otherwise, calculated change-of-control payments in excess of the 280G limit would have been reduced such that the executive officer would not have been subject to any excise tax.

Generally, under the Initial COC Agreements, a change of control is conclusively presumed to have occurred on:

•

The acquisition by any person, other than by us, of beneficial ownership of more than 33 percent of either our then-outstanding membership interests or shares of our common stock, or the combined voting power of our then-outstanding voting securities entitled to vote generally in the election of directors;

•

A change of the majority of our board of directors as of a determination date (the “incumbent board”), provided, however, that any individual becoming a new board director subsequent to the determination date whose election or nomination for election by our security holders was approved by a vote of at least two-thirds of the members comprising the incumbent board shall be considered as though such individual were a member of the incumbent board;

•

The consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction, a sale or other disposition of all or substantially all of our assets, or an acquisition of assets or stock of another entity, whereby the individuals and entities that were the beneficial owners of our then-outstanding common stock and other then-outstanding voting securities cease to own more than 50 percent of the then-outstanding equity interests and the combined voting power of our then-outstanding voting securities entitled to vote generally in the election of directors; or

•	The approval by our stockholders of a complete liquidation or dissolution other than in the context of a transaction that does not constitute a change of control as described above.

In September 2007, the Board of Directors, upon the recommendation of the Compensation Committee, approved an amended and restated form of the Initial COC Agreement (the “Amended COC Agreement”). The Amended COC Agreement incorporates deadlines for change of control payments in compliance with the regulations implementing section 409A of the IRC and is otherwise substantially similar to the Initial COC Agreement. Also in September 2007, the Committee approved a new form of change of control severance agreement (the “Current COC Agreement”) for use going forward for all new eligible executive officers. The Current COC Agreement is substantially similar to the Initial COC Agreement, except that the Current COC Agreement:

•	Does not contain the provision allowing for a tax gross-up in connection with change of control payments that exceeded 15 percent of the qualified 280G limit under Section 4999 of the IRC;

•	Includes an “alternative cap” provision allowing for the highest after-tax benefit without additional cost to Spansion; and

•	Includes deadlines for change of control payments in accordance with the regulations implementing section 409A of the IRC.

During October and November 2007, we entered into an Amended COC Agreement with Dr. Cambou and Messrs. Doran, Eby and Sacomani, and we entered into a Current COC Agreement with Mr. Ahmed Nawaz. On November 26, 2007, we notified each of the executive officers with whom we entered into an Amended COC Agreement that we intend to cancel their respective Amended COC Agreements on or about November 27, 2009. When the Amended COC Agreements terminate, we expect to enter into a Current COC Agreement, or such other form of change of control agreement that the Board of Directors deems appropriate, with each executive officer who is eligible for such agreement at that time.

The forms of Initial COC Agreement, Amended COC Agreement and Current COC Agreement have been filed with the Securities and Exchange Commission.

The following table shows the potential payments that would have been made to each of the Named Executive Officers if their respective employment with us had terminated as of December 28, 2007:

Bertrand F. Cambou

Executive Benefits and Payments Upon Termination as of December 28, 2007	Voluntary Termination	Normal Retirement (60 years and 15 years Service)		Involuntary Not for Cause Termination (Reduction in Force)		For Cause Termination	Involuntary or for Good Reason Following Change of Control Within 24 Months		Death		Disability
Compensation:
Base Salary	—	—		$178,875	(1)	—	$2,146,500	(2)	—		—
Short-term Incentive	—	—	(3)	$125,000	(4)	—	$2,683,125	(5)	$125,000	(4)	—
Long-term Incentive
Stock Options—Unvested and Accelerated	—	—		—	(6)	—	—	(6)	—		—
Restricted Stock Units—Unvested and Accelerated	—	—		$28,505	(6)	—	$470,277	(6)	—		—
Subtotal:	—	—		$332,380		—	$5,299,902		$125,000		—
Benefits and Perquisites:
Post-Employment Health Insurance (COBRA)	—	—		$3,687		—	$19,112		—		—
Life Insurance Proceeds	—	—		—		—	—		$1,000,000		—
Survivor Income Benefit	—	—		—		—	—		$4,000		—
Accrued Vacation Pay	$34,372	$34,372		$34,372		$34,372	$34,372		$34,372		$34,372
Sabbatical	—	—		$27,519		—	—		—		—
Reduction in Severance (due to modified gross-up)	—	—		—		—	$(237,517)		—		—
Subtotal:	$34,372	$34,372		$65,578		$34,372	$(184,033)		$1,038,372		$34,372
Vested Benefits:
Stock Awards	—	—		—	(6)	—	—	(6)	—	(6)	—	(6)
Retirement Savings Plan	$637,657	$637,657		$637,657		$637,657	$637,657		$637,657		$637,657
Subtotal:	$637,657	$637,657		$637,657		$637,657	$637,657		$637,657		$637,657
TOTAL	$672,029	$672,029		$1,035,615		$672,029	$5,753,526		$1,801,029		$672,029

(1)	Dr. Cambou is eligible to receive 13 weeks of severance pay upon an involuntary, not for cause, termination.
(2)	Dr. Cambou is eligible to receive three times his annual base salary of $715,500 upon termination as described under “Termination in Connection with a Change of Control” above.
(3)	Ineligible due to age and years of service requirements.
(4)	Pro rata amount of bonuses earned.
(5)	Dr. Cambou is eligible to receive three times his annual target bonus of $894,375 upon termination in the event of a change of control as described under “Termination in Connection with a Change of Control” above.
(6)	Stock value is calculated based on the in-the-money position using a fair market value of $3.99 on December 28, 2007, which was the last business day of fiscal 2007.

Dario Sacomani

Executive Benefits and Payments Upon Termination as of December 28, 2007	Voluntary Termination		Normal Retirement (60 years and 15 years Service)		Involuntary Not for Cause Termination (Reduction in Force)		For Cause Termination	Involuntary or for Good Reason Following Change of Control Within 24 Months		Death		Disability
Compensation:
Base Salary	—		—		$77,885	(1)	—	$810,000	(2)	—		—
Short-term Incentive	—		—	(3)	$60,000	(4)	—	$567,000	(5)	$60,000	(4)	—
Long-term Incentive
Stock Options—Unvested and Accelerated	—		—		—	(6)	—	—	(6)	—		—
Restricted Stock Units—Unvested and Accelerated	—		—		—	(6)	—	$119,700	(6)	—		—
Bonus Repayment	$18,750	(7)	—		—		—	—		—		—
Subtotal:	$18,750		—		$137,885		—	$1,496,700		$60,000		—
Benefits and Perquisites:
Post-Employment Health Insurance (COBRA)	—		—		$3,687		—	$19,112		—		—
Life Insurance Proceeds	—		—		—		—	—		$1,000,000		—
Survivor Income Benefit	—		—		—		—	—		$4,000		—
Accrued Vacation Pay	$16,605		$16,605		$16,605		$16,605	$16,605		$16,605		$16,605
Relocation Repayment	$344	(8)	—		—		—	—		—		—
Subtotal:	$16,949		$16,605		$20,292		$16,605	$35,717		$1,020,605		$16,605
Vested Benefits:
Stock Awards	—		—		—	(6)	—	—	(6)	—		—
Retirement Savings Plan	$59,387		$59,387		$59,387		$59,387	$59,387		$59,387		$59,387
Subtotal:	$59,387		$59,387		$59,387		$59,387	$59,387		$59,387		$59,387
TOTAL	$95,086		$75,992		$217,564		$75,992	$1,591,804		$1,139,992		$75,992

(1)	Mr. Sacomani is eligible to receive 10 weeks of severance pay upon an involuntary, not for cause, termination.
(2)	Mr. Sacomani is eligible to receive two times his annual base salary of $405,000 upon termination as described under “Termination in Connection with a Change of Control” above.
(3)	Ineligible due to age and years of service requirements.
(4)	Pro rata amount of bonuses earned.
(5)	Mr. Sacomani is eligible to receive two times his annual target bonus of $283,500 upon termination in the event of a change of control as described under “Termination in Connection with a Change of Control” above.
(6)	Stock value is calculated based on the fair market value $3.99 on December 28, 2007, which was the last business day of fiscal 2007.
(7)	Repayment of a pro rata amount of a bonus paid as part of Mr. Sacomani’s employment arrangement.
(8)	Repayment of a pro rata amount of Sacomani’s relocation benefits.

James E. Doran

Executive Benefits and Payments Upon Termination as of December 28, 2007	Voluntary Termination	Normal Retirement (60 years and 15 years Service)		Involuntary Not for Cause Termination (Reduction in Force)		For Cause Termination	Involuntary or for Good Reason Following Change of Control Within 24 Months		Death		Disability
Compensation:
Base Salary	—	—		$260,394	(1)	—	$918,000	(2)	—		—
Short-term Incentive	—	—	(3)	$80,000	(4)	—	$642,600	(5)	$80,000	(4)	—
Long-term Incentive
Stock Options—Unvested and Accelerated	—	—		—	(6)	—	—	(6)	—		—
Restricted Stock Units—Unvested and Accelerated	—	—		$69,649	(6)	—	$217,184	(6)	—		—
Subtotal:	—	—		$410,043		—	$1,777,784		$80,000		—
Benefits and Perquisites:
Post-Employment Health Insurance (COBRA)	—	—		$3,687		—	$19,112		—		—
Life Insurance Proceeds	—	—		—		—	—		$1,377,000		—
Survivor Income Benefit	—	—		—		—	—		$4,000		—
Accrued Vacation Pay	$55,682	$55,682		$55,682		$55,682	$55,682		$55,682		$55,682
Sabbatical	—	—		$70,615		—	—		—		—
Subtotal:	$55,682	$55,682		$129,984		$55,682	$74,794		$1,436,682		$55,682
Vested Benefits:
Stock Awards	—	—		—	(6)	—	—	(6)	—		—
Retirement Savings Plan	$773,813	$773,813		$773,813		$773,813	$773,813		$773,813		$773,813
Subtotal:	$773,813	$773,813		$773,813		$773,813	$773,813		$773,813		$773,813
TOTAL	$829,495	$829,495		$1,313,840		$829,495	$2,626,391		$2,290,495		$829,495

(1)	Mr. Doran is eligible to receive 29.5 weeks of severance pay upon an involuntary, not for cause, termination.
(2)	Mr. Doran is eligible to receive two times his annual base salary of $459,000 upon termination as described under “Termination in Connection with a Change of Control” above.
(3)	Ineligible due to age and years of service requirements.
(4)	Pro rata amount of bonuses earned.
(5)	Mr. Doran is eligible to receive two times his annual target bonus of $321,300 upon termination in the event of a change of control as described under “Termination in Connection with a Change of Control” above.
(6)	Stock value is calculated based on the fair market value $3.99 on December 28, 2007, which was the last business day of fiscal 2007.

Thomas T. Eby

Executive Benefits and Payments Upon Termination as of December 28, 2007	Voluntary Termination	Normal Retirement (60 years and 15 years Service)		Involuntary Not for Cause Termination (Reduction in Force)		For Cause Termination	Involuntary or for Good Reason Following Change of Control Within 24 Months		Death		Disability
Compensation:
Base Salary	—	—		$360,094	(1)	—	$823,071	(2)	—		—
Short-term Incentive	—	—	(3)	$40,000	(4)	—	$576,150	(5)	$40,000	(4)	—
Long-term Incentive
Stock Options—Unvested and Accelerated	—	—		—	(6)	—	—	(6)	—		—
Restricted Stock Units—Unvested and Accelerated	—	—		$90,493	(6)	—	$188,113	(6)	—		—
Subtotal:	—	—		$490,587		—	$1,587,334		$40,000		—
Benefits and Perquisites:
Post-Employment Health Insurance (COBRA)	—	—		$3,687		—	$19,112		—		—
Life Insurance Proceeds	—	—		—		—	—		$1,235,000		—
Survivor Income Benefit	—	—		—		—	—		$4,000		—
Accrued Vacation Pay	$26,546	$26,546		$26,546		$26,546	$26,546		$26,546		$26,546
Sabbatical	—	—		$15,828		—	—		—		—
Subtotal:	$26,546	$26,546		$46,061		$26,546	$45,658		$1,265,546		$26,546
Vested Benefits:
Stock Awards	—	—		—	(6)	—	—	(6)	—		—
Retirement Savings Plan	$812,927	$812,927		$812,927		$812,927	$812,927		$812,927		$812,927
Subtotal:	$812,927	$812,927		$812,927		$812,927	$812,927		$812,927		$812,927
TOTAL	$839,473	$839,473		$1,349,575		$839,473	$2,445,919		$2,118,473		$839,473

(1)	Mr. Eby is eligible to receive 45.5 weeks of severance pay upon involuntary not for cause, termination.
(2)	Mr. Eby is eligible to receive two times his annual base salary of $411,536 upon termination as described under “Termination in Connection with a Change of Control” above.
(3)	Ineligible due to age and years of service requirements.
(4)	Pro rata amount of bonuses earned.
(5)	Mr. Eby is eligible to receive two times his annual target bonus of $288,075 upon termination in the event of a change of control as described under “Termination in Connection with a Change of Control” above.
(6)	Stock value is calculated based on the fair market value $3.99 on December 28, 2007, which was the last business day of fiscal 2007.

Ahmed Nawaz

Executive Benefits and Payments Upon Termination as of December 28, 2007	Voluntary Termination		Normal Retirement (60 years and 15 years Service)		Involuntary Not for Cause Termination (Reduction in Force)		For Cause Termination	Involuntary or for Good Reason Following Change of Control Within 24 Months		Death		Disability
Compensation:
Base Salary	—		—		$81,731	(1)	—	$850,000	(2)	—		—
Short-term Incentive	—		—	(3)	$40,000	(4)	—	$595,000	(5)	$40,000	(4)	—
Long-term Incentive
Stock Options—Unvested and Accelerated	—		—		—	(6)	—	—	(6)	—		—
Restricted Stock Units—Unvested and Accelerated	—		—		$4,988	(6)	—	$159,600	(6)	—		—
Bonus Repayment	366,667	(7)	—		—		—	—		—		—
Subtotal:	366,667		—		$126,719		—	$1,604,600		$40,000		—
Benefits and Perquisites:
Post-Employment Health Insurance (COBRA)	—		—		$3,687		—	$18,692		—		—
Life Insurance Proceeds	—		—		—		—	—		$1,000,000		—
Survivor Income Benefit	—		—		—		—	—		$4,000		—
Accrued Vacation Pay	$19,182		$19,182		$19,182		$19,182	$19,182		$19,182		$19,182
Relocation Repayment	194,589	(8)	—		—		—	—		—		—
Subtotal	$213,771		$19,182		$22,869		$19,182	$37,874		$1,023,182		$19,182
Vested Benefits:
Stock Awards	—		—		—	(6)	—	—	(6)	—		—
Retirement Savings Plan	$26,811		$26,811		$26,811		$26,811	$26,811		$26,811		$26,811
Subtotal:	$26,811		$26,811		$26,811		$26,811	$26,811		$26,811		$26,811
TOTAL	$607,249		$45,993		$176,399		$45,993	$1,669,285		$1,089,993		$45,993

(1)	Mr. Nawaz is eligible to receive 10 weeks of severance pay upon an involuntary, not for cause, termination.
(2)	Mr. Nawaz is eligible to receive two times his annual base salary of $425,000 upon termination as described under “Termination in Connection with a Change of Control” above.
(3)	Ineligible due to age and years of service requirements.
(4)	Pro rata amount of bonuses earned.
(5)	Mr. Nawaz is eligible to receive two times his annual target bonus of $297,500 upon termination in the event of a change of control as described under “Termination in Connection with a Change of Control” above.
(6)	Stock value is calculated based on the fair market value $3.99 on December 28, 2007, which was the last business day of fiscal 2007.
(7)	Repayment of a pro rata amount of a bonus paid as part of Mr. Nawaz’s employment arrangement.
(8)	Repayment of a pro rata amount of Mr. Nawaz’s relocation benefits.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the number of outstanding options, warrants and rights granted to employees and directors, as well as the number of securities remaining available for future issuance under Spansion’s 2005 Equity Incentive Plan (the “2005 Plan”) and 2007 Equity Incentive Plan (the “2007 Plan”) as of December 30, 2007.

	(a)		(b)		(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)		Weighted-average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by security holders	6,690,394	(1)	$11.53	(2)	7,506,427	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	6,690,394				7,506,427

(1)	Includes the following:
•	3,327, 718 shares issuable upon exercise of outstanding stock options awarded under the 2005 Plan.
•	2,912,741 shares issuable upon vesting of outstanding restricted stock units awarded under the 2005 Plan.
•	209,250 shares issuable upon exercise of outstanding stock options awarded under the 2007 Plan.
•	240,685 shares issuable upon vesting of outstanding restricted stock units awarded under the 2007 Plan.
(2)	Represents a weighted average exercise price of $11.67 for stock options outstanding under the 2005 Plan, and $9.31 for stock options outstanding under the 2007 Plan. Excludes the following:
•	2,912,741 shares issuable upon vesting of outstanding restricted stock units awarded under the 2005 Plan.
•	240,685 shares issuable upon vesting of outstanding restricted stock units awarded under the 2007 Plan.
(3)	Includes 360,839 shares that were cancelled as of December 30, 2007 under the 2005 Plan and are now available to be issued under the 2007 Plan.

ITEM 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking stockholders to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our current fiscal year. Our current fiscal year began on December 31, 2007 and will end on December 28, 2008. Unless you indicate otherwise, your proxy will vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year.

The Audit Committee appoints the independent registered public accounting firm annually. Before appointing Ernst & Young LLP for fiscal 2008, the Audit Committee carefully considered the firm’s qualifications and performance during fiscal 2006 and fiscal 2007. In addition, the Audit Committee reviewed and pre-approved all audit and permissible non-audit services performed by Ernst & Young LLP and the fees charged for such services in fiscal 2006 and 2007. The Audit Committee also examined, among other things, the effect that the performance of non-audit services may have upon Ernst & Young LLP’s independence.

Although ratification by stockholders is not required by law, the Board of Directors has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of Spansion and its stockholders. If the stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee may reconsider its selection.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. He or she will also be available to respond to appropriate questions from stockholders.

Audit Committee Pre-Approval Policy

The Audit Committee has established a pre-approval policy for audit, audit-related and tax services that can be performed by the independent auditors without specific authorization from the Audit Committee, subject to certain restrictions. The pre-approval policy identifies the specific services pre-approved by the Audit Committee and the applicable limitations, while ensuring the independence of the independent auditors to audit Spansion’s financial statements is not impaired. Under the pre-approval policy, the Audit Committee pre-approves all audit and non-audit services not prohibited by law to be provided by the independent registered public accounting firm. Such pre-approval authority for non-audit services may be delegated by the Audit Committee to one or more of its members. Any pre-approval decisions must be consistent with the guidelines and fee levels or budgeted amounts established annually by the Audit Committee, provided that the member or members to whom such authority is delegated shall report any pre-approval decisions to the full Audit Committee at its next regular meeting. Any proposed services exceeding the fee levels or budgeted amounts established by the Audit Committee must be specifically approved by the Audit Committee. All Ernst & Young LLP services and fees in fiscal 2006 and fiscal 2007 were pre-approved by the Audit Committee.

Service Fees Paid to the Independent Registered Public Accounting Firm

Audit Fees. Audit fees of Ernst & Young LLP during fiscal 2006 and fiscal 2007 were associated with the annual audit of our consolidated financial statements, statutory audits required internationally, and fees related to other regulatory filings, including our registration statement in connection with our secondary public offering in fiscal 2006. Audit fees for fiscal 2006 and fiscal 2007 included fees related to Ernst & Young LLP’s audit of the effectiveness of Spansion’s internal controls pursuant to Section 404 of the Sarbanes-Oxley Act. Audit fees for fiscal 2006 were $3.1 million. Audit fees for fiscal 2007 were $2.3 million.

Audit-Related Fees. Fees for audit-related services rendered by Ernst & Young LLP were $0.2 million in fiscal 2007. There were no fees for audit-related services paid to Ernst & Young LLP for fiscal 2006

Tax Fees. Tax fees paid to Ernst & Young LLP for fiscal 2007 were $0.1 million. There were no tax fees paid to Ernst & Young LLP for fiscal 2006.

All Other Fees. There were no other fees paid to Ernst & Young LLP for fiscal 2007 and fiscal 2006.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

“FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE CURRENT FISCAL YEAR.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Transactions with Related Persons

The Audit Committee has adopted a written policy for approval of transactions between Spansion and its directors, director nominees, executive officers, greater than five percent beneficial owners and their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single calendar year. The related person transactions described in this proxy statement were approved by the Board of Directors before this policy was adopted.

The policy provides that the Audit Committee reviews certain transactions subject to the policy and determines whether or not to approve or ratify those transactions. In doing so, the Audit Committee takes into account, among other factors it deems appropriate:

•	the related person’s interest in the transaction;

•	the approximate dollar value of the amount involved in the transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of business of Spansion;

•	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to Spansion than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to Spansion of, the transaction; and

•

any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

In addition, the Audit Committee has delegated authority to the Chair of the Audit Committee to pre-approve or ratify certain transactions. A summary of any new transactions pre-approved or ratified by the Chair is provided to the full Audit Committee for its review in connection with its next scheduled Audit Committee meeting.

The Audit Committee has considered and adopted standing pre-approvals under the policy for limited transactions with related persons. Pre-approved transactions include:

•	employment of executive officers, subject to certain conditions;

•	any compensation paid to a director if the compensation is required to be reported in Spansion’s proxy statement under Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission;

•

any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer or director) or beneficial owner of less than ten percent of that company’s equity, if the aggregate amount involved does not exceed the greater of $1,000,000, or two percent of that company’s total annual revenues;

•

any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a related person’s only relationship is as an employee (other than an executive officer or director), if the aggregate amount involved does not exceed the lesser of $1,000,000, or two percent of the charitable organization’s total annual receipts; and

•

any transaction where the related person’s interest arises solely from the ownership of Spansion’s Class A Common Stock and all holders of Spansion’s Class A Common Stock received the same benefit on a pro rata basis.

A summary of new transactions covered by the standing pre-approvals described above is provided to the Audit Committee for its review at each regularly schedule Audit Committee meeting.

Overview

We have ongoing relationships and transactions with Advanced Micro Devices, Inc. (“AMD”) and Fujitsu Limited (“Fujitsu”). Dr. Ruiz, Chairman of the Board and Chief Executive Officer of AMD, was the Chairman of our Board of Directors until September 20, 2007. Mr. Ono, Corporate Senior Executive Vice President and Representative Director of Fujitsu Limited, was a member of our Board of Directors until March 16, 2007. Due to their respective positions with AMD and Fujitsu, Dr. Ruiz could be deemed to have an indirect material interest in the transactions with AMD (as described below), and Mr. Ono could be deemed to have an indirect material interest in the transactions with Fujitsu (as described below).

On March 18, 2008, we completed our acquisition of Saifun Semiconductors Limited (“Saifun”). In connection with the Saifun acquisition, the Board of Directors appointed Dr. Boaz Eitan, Executive Vice President and Chief Executive Officer, Saifun, as a member of the Board effective as of the closing of the acquisition. Dr. Eitan serves as a Class II director and will serve until our 2010 annual meeting of stockholders or until his earlier removal, resignation or death. Also in connection with the Saifun acquisition, we entered into a Noncompetition and Retention Agreement with Dr. Eitan whereby he will receive an annual gross salary equal to the Israeli shekel equivalent of $260,000 (as determined according to the representative rate of exchange published by the Bank of Israel). In addition, Dr Eitan will be eligible for an annual performance bonus and one time retention bonus if he remains employed by Spansion at the one year anniversary of the closing of the Saifun acquisition. The Noncompetition and Retention Agreement also contains a two-year non-competition provision and a two-year non-solicitation provision.

We are also currently party to several agreements with AMD and Fujitsu. These agreements include:

•	the Amended and Restated Fujitsu Distribution Agreement;

•	the Amended and Restated Intellectual Property Contribution and Ancillary Matters Agreement;

•	the Amended and Restated Patent Cross-License Agreement with Fujitsu;

•	the Amended and Restated Patent Cross-License Agreement with AMD;

•	the Amended and Restated Non-Competition Agreement;

•	various software license, maintenance, consulting and development agreements;

•	various service agreements and leases; and

•

agreements with Fujitsu related to the sale of our JV1 and JV2 wafer fabrication facilities (the “JV1/JV2 Facilities”) and certain equipment, assets and inventory located at these facilities (the “JV1/JV2 Transaction”).

Amended and Restated Fujitsu Distribution Agreement

We and Fujitsu are party to the Amended and Restated Fujitsu Distribution Agreement, which provides that Fujitsu acts as a distributor for sales of our products in Japan and throughout the rest of the world, except for Europe and the Americas, with limited exceptions. We license use of the Spansion trademark to Fujitsu so that our products are sold under our own brand name. We also indemnify Fujitsu from and against any third-party action claiming our products infringe upon a third-party’s intellectual property rights up to the amounts paid to Fujitsu by their customers for the affected products.

Under the Fujitsu Distribution Agreement, our prices are based on our recommended sales prices, subject to adjustment in certain cases based on Fujitsu’s sales prices to their customers, less an agreed-upon distribution margin. Fujitsu has agreed to use its best efforts to promote the sale of our products in Japan and to specified customers served by Fujitsu. In the event that we reasonably determine that Fujitsu’s sales performance is not satisfactory based on specified criteria, then we have the right to require Fujitsu to propose and implement an agreed-upon corrective action plan. If we reasonably believe that the corrective action plan is inadequate, we can take steps to remedy deficiencies ourselves through means that include selling products ourselves or appointing another distributor as a supplementary distributor. The Fujitsu Distribution Agreement will expire on September 30, 2008 although we and Fujitsu can mutually agree to terminate the agreement at any time. Either party can terminate the Fujitsu Distribution Agreement for a material breach of performance thereunder after a failure to cure the breach within 120 days. Currently, the distribution margin earned by Fujitsu on the sale of certain of our products is 4.3 percent.

Amended and Restated Intellectual Property Contribution and Ancillary Matters Agreement

AMD and Fujitsu have each contributed to us various intellectual property rights and technologies pursuant to an Amended and Restated Intellectual Property Contribution and Ancillary Matters Agreement. Under this agreement, we became owners, or joint owners with each of Fujitsu and AMD, of certain patents, patent applications, trademarks, and other intellectual property rights and technology. AMD and Fujitsu reserved rights, on a royalty-free basis, to practice the contributed patents and to license these patents to their affiliates and successors-in-interest to their semiconductor groups. AMD and Fujitsu each have the right to use the jointly owned intellectual property for their own internal purposes and to license such intellectual property to others to the extent consistent with their non-competition obligations to us. Subject to our confidentiality obligations to third parties, and only for so long as AMD’s and Fujitsu’s ownership interests in us remain above specific minimum levels, we are obligated to identify any of our technology to each of AMD and Fujitsu, and to provide copies of and training with respect to that technology to them. In addition, we have granted a non-exclusive, perpetual, irrevocable fully paid and royalty-free license of our rights, other than patent and trademark rights, in that technology to each of AMD and Fujitsu. AMD may grant licenses under our patents, provided that these licenses are of no broader scope than, and are subject to the same terms and conditions that apply to, any license of AMD’s patents granted in connection with such license, and the recipient of such license grants to us a license of similar scope under its patents.

Amended and Restated Patent Cross-License Agreements

In connection with our reorganization as Spansion LLC in June 2003, we granted to each of AMD and Fujitsu, and AMD and Fujitsu each granted to us, non-exclusive licenses under certain patents and patent applications of their semiconductor groups to make, have made, use, sell, offer to sell, lease, import and otherwise dispose of certain semiconductor-related products anywhere in the world. The patents and patent applications that are licensed are those with an effective filing date prior to the termination of our patent cross-license agreements. The agreements will automatically terminate on the later of June 30, 2013 and the date AMD or Fujitsu, as applicable, sells its entire equity interest in us. The agreements may be terminated by a party on a change in control of the other party or its semiconductor group. The licenses to patents under license at the time of the termination will survive until the last such patent expires.

In cases where there is a change of control of us, AMD, Fujitsu, or the semiconductor group of AMD or Fujitsu, as the case may be, each other party to the cross-license agreement shall have the right to terminate the agreement (or to invoke the provisions described in this paragraph if the agreement had been previously terminated) by giving 30 days written notice within 90 days after receiving notice of the change of control. If so terminated, the rights, licenses and immunities granted under the agreement will continue solely with respect to those licensed patents that are entitled to an effective filing date that is on or before, and are licensed as of, the date of such change of control, and will continue until the expiration of the last to expire of such licensed patents. Moreover, with respect to circuit patents, which are patents (other than process patents) covering elements using electrical signals to achieve a particular function, the rights, licenses and immunities granted to the party undergoing the change of control are limited solely to:

•	each existing and pending product of such party as of the date of change of control;

•	each existing and pending product of the acquiring third party of such party as of the date of change of control that would have been in direct competition with products described in (i) above; and

•	successor products of products described in (i) and (ii) above.

We will continue to make royalty payments associated with licenses that survive the termination of the agreement. We currently pay royalties to each of AMD and Fujitsu in the amount of 0.15 percent of net sales of our products. The royalty rates will be further reduced to zero percent in November 2008. The royalty rates were negotiated by AMD, Fujitsu and us. In fiscal 2007, we incurred approximately $3.2 million of expenses related to royalties to each of AMD and Fujitsu under their respective patent cross-license agreements.

Amended and Restated Non-Competition Agreement

We are party to a non-competition agreement with AMD and Fujitsu, whereby AMD and Fujitsu each agree not to directly or indirectly engage in a business that manufactures or supplies standalone semiconductor devices (including single chip, multiple chip or system devices) containing certain Flash memory, which is the business in which we primarily compete. This non-competition agreement does not prevent AMD or Fujitsu from manufacturing or selling products that incorporate Flash memory (whether it be Spansion Flash memory or a competitive product). Although AMD currently has no other operations that compete in the Flash memory market, Fujitsu currently produces and sells products that incorporate Spansion Flash memory or competitive Flash memory. Furthermore, AMD and Fujitsu each agree that if either of them acquires a business that has a division or other operations that manufactures or supplies standalone semiconductor devices (including single chip, multiple chip or system devices) containing certain Flash memory, AMD and Fujitsu will provide us with a right of first offer to acquire the competing division or operations. AMD and Fujitsu are required to use their commercially reasonable efforts to divest the competing division or operations if we do not purchase them. These non-competition obligations of AMD will last until the earlier of (i) the dissolution of our company, and (ii) two years after the date on which AMD’s ownership interest in us is less than or equal to five percent. These non-competition obligations of Fujitsu will last until the earlier of (i) the dissolution of our company, and (ii) two years after the date on which Fujitsu’s ownership interest in us is less than or equal to five percent.

We, AMD and Fujitsu also agreed not to solicit each other’s employees. Without our prior written consent, each of AMD and Fujitsu will not directly or indirectly either for itself or another person, (i) hire any individual employed by our company or (ii) solicit or encourage any individual to terminate his or her employment with our company. These obligations not to solicit or hire do not apply if (A) our company has terminated the employment of such individual or (B) at least two years has elapsed since such individual has voluntarily terminated his or her employment with our company. Similarly, without the prior written consent of AMD or Fujitsu, we agreed not to directly or indirectly either for ourselves or another person, (i) hire any individual employed by AMD or Fujitsu or (ii) solicit or encourage any individual to terminate his or her employment with AMD or Fujitsu. These obligations not to solicit or hire do not apply if (A) AMD or Fujitsu, as applicable, has terminated the employment of such individual or (B) at least two years has elapsed since such individual has voluntarily terminated his or her employment with AMD or Fujitsu, as applicable. These non-solicitation obligations of AMD will last until the earlier of (i) the dissolution of our company, and (ii) two years after the date on which AMD’s ownership interest in us is less than or equal to five percent. These non-solicitation obligations of Fujitsu will last until the earlier of (i) the dissolution of our company, and (ii) two years after the date on which Fujitsu’s ownership interest in us is less than or equal to five percent. These non-solicitation obligations of our company with respect to AMD employees or Fujitsu employees will terminate at the same time as the non-solicitation obligations of AMD or Fujitsu, as applicable, terminate.

AMD/Fujitsu Service Agreements

We were party to various service agreements with each of AMD and Fujitsu. Under its IT Services Agreement and General Services Agreement, AMD provided certain administrative services to us. Under its IT Services Agreement and General Services Agreement, Fujitsu provided, among other things, information technology, research and development, quality assurance, insurance, facilities, environmental, and human resources services primarily to our manufacturing facilities in Japan. For services rendered, AMD and Fujitsu were each paid fees in an amount equal to cost plus five percent except for services procured by AMD and Fujitsu from third parties, which were provided to us at cost. AMD and Fujitsu each had the right to approve certain amendments to the other’s service agreements with us. Each of these service agreements expired on June 30, 2007. The services that were previously provided under these services agreement are currently provided by AMD and Fujitsu to us on a purchase order basis. For fiscal 2007, the total charges to us for services from AMD were approximately $600,000 and the total charges to us for services from Fujitsu were approximately $2.8 million.

Research and Design Services Agreement

We were party to an agreement pursuant to which we provided certain research and design services to AMD and Spansion (China) Limited provided manufacturing support services to AMD Technologies (China) Co. Ltd., AMD’s microprocessor assembly and test facility in Suzhou, China. For services rendered, we were paid fees generally in an amount equal to cost plus five percent. For fiscal 2007, the total charge to AMD for these services was approximately $137,000. This service agreement expired on June 30, 2007.

Fujitsu Manufacturing Services Agreement

Prior to September 30, 2006, we were party to an agreement pursuant to which Fujitsu provided manufacturing services to us at volumes ordered by us and prices established on a quarterly basis. Prices were on the basis of product-type and were equal to Fujitsu’s good faith estimate of its projected material, labor and overhead costs for the applicable product-type plus three percent. If Fujitsu’s aggregate expended labor and overhead costs for the manufacturing services actually purchased by us during a fiscal quarter were less than 97 percent of the projected labor and overhead costs for such fiscal quarter, then we were required to pay Fujitsu the amount of such deficiency in order to protect Fujitsu’s labor and overhead commitments from situations where the actual amounts of services purchased by us were materially different from projected orders. These services consisted of assembly and testing services for our products. The Manufacturing Services Agreement expired on September 30, 2006. Currently, such manufacturing services are provided by Fujitsu to us on a purchase order basis. As a result of manufacturing services provided by Fujitsu, we incurred approximately $3.6 million of expenses in fiscal 2007.

Spansion Japan/Fujitsu Foundry Agreement

On March 31, 2005, Spansion Japan, one of our subsidiaries, entered into a foundry manufacturing agreement with Fujitsu. Under this agreement, Spansion Japan provides wafer process foundry manufacturing services for Fujitsu’s microcontroller products that contain embedded Flash memory. The agreement has a term of three years and is automatically renewed for additional one-year periods absent notification of termination by a party at least two years prior to the termination date. This agreement terminated on April 2, 2007, upon the effectiveness of the closing of the JV1/JV2 Transaction (the “JV1/JV2 Closing”). Fees paid by Fujitsu to Spansion Japan under this agreement were approximately $2.9 million for fiscal 2007.

Remediation Agreement

In connection with our reorganization as of June 30, 2003, AMD contributed to us assets, including real property located in Sunnyvale, California, which is a Superfund listed property under CERCLA. A clean up order was issued by the San Francisco Bay Regional Water Quality Control Board, and a record of decision for remedial action for the site was issued by the U.S. Environmental Protection Agency in 1991, pursuant to which AMD must conduct groundwater remediation activities. To clarify their respective responsibilities regarding the release of hazardous substances at the Sunnyvale property prior to its contribution to Spansion, we entered into a remediation agreement with AMD and Fujitsu, pursuant to which AMD covenants to conduct remediation activities in accordance with the U.S. EPA’s record of decision and the San Francisco Bay Regional Water Quality Control Board’s order. AMD also agreed to indemnify Fujitsu and us against any losses incurred by Fujitsu and us in connection with this environmental condition for actions taken prior to the contribution of the property to Spansion.

Software Agreements

We are party to various software license, maintenance, consulting services, and development agreements with AMD relating to certain AMD manufacturing software. Under a software license agreement, AMD granted us various licenses to use certain AMD manufacturing software in our manufacturing facilities. We also have granted AMD corresponding licenses to use improvements made to the software by us. Under a software maintenance and services agreement, AMD agreed to provide us software maintenance and support for the AMD manufacturing software. Under a consulting services agreement, AMD agreed to provide certain manufacturing software consulting services as may be mutually agreed upon between AMD and us. Additionally, under a joint development agreement, we have agreed with AMD to jointly develop manufacturing software in accordance with statements of work that may be mutually agreed upon from time to time. The software license agreement has no expiration date, but may be terminated by AMD upon a breach by us of the terms of the agreement, our insolvency, or a change of control as defined in the agreement. The software maintenance and services agreement expired on December 15, 2007, but automatically is renewed for additional one year terms unless either party provides 120 days notice to the contrary. The consulting services agreement expired on December 31, 2007. The joint development agreement expires on December 31, 2011 unless terminated earlier in accordance with the terms of the agreement. For fiscal 2007, the total amount that we paid to AMD under these agreements was approximately $1.6 million.

Leases

In connection with our reorganization, Fujitsu’s subsidiary, Fujitsu VLSI, agreed to lease premises in Aichi, Japan, to Spansion Japan for a term of one year, to be automatically renewed for one-year periods unless three months prior notice is given by either party. Under this lease, Fujitsu VLSI also provides various office services to Spansion Japan. We pay Fujitsu VLSI approximately $17,000 per month (based on the exchange rate as of December 30, 2007) for the premises lease and the office services.

We lease from Fujitsu the land upon which JV3 and SP1, our fabrication facilities in Aizu-Wakamatsu, Japan, are located. As a result of our lease with Fujitsu, we incurred approximately $1.6 million in expenses in fiscal 2007.

We agreed to lease approximately 170,000 square feet of space at our facilities in Austin, Texas to AMD for a term of two years expiring December 31, 2007. On December 19, 2007, we agreed to extend the term of the lease for the majority of the premises to June 30, 2008, and for a small portion of the premises to December 31, 2008. The space is used for office, warehouse, and data center purposes. Under the terms of the lease, AMD paid a quarterly rental equal to a percentage of the total operating expenses of the premises. We received from AMD approximately $3.0 million in fiscal 2007.

We also leased from Fujitsu the land upon which JV1/JV2 are located. We incurred $80,000 in expenses in fiscal 2007 under this lease. This lease terminated on April 2, 2007 at the time of the JV1/JV2 Closing.

Stockholders Agreement

We are party to a Stockholders Agreement with AMD and Fujitsu that imposes certain restrictions and obligations on AMD and Fujitsu and on their respective shares of our common stock and that provides for certain matters pertaining to our management and governance. Pursuant to the Stockholders Agreement, AMD and Fujitsu agree to vote all shares of common stock held by them or their affiliates so as to cause the election of each Class A director proposed for election by the nominating committee of our board of directors. The Stockholders Agreement also provided for certain rights relating to the appointment of directors to serve on our Board. These rights terminated when AMD and Fujitsu’s ownership fell below 15 percent of our capital stock.

We will allow AMD or Fujitsu, as the case may be, to have one representative attend the meetings of our board of directors as a non-voting participant for so long as such stockholder owns at least five percent of our capital stock, on an as converted to common stock basis.

Neither stockholder can transfer shares in an amount equal to or greater than one percent of the then outstanding common stock to any entity whose principal business competes with us, without first obtaining the consent of the non-transferring stockholder, such consent not to be unreasonably withheld after June 30, 2007.

The Stockholders Agreement also provides for our cooperation with information. AMD and Fujitsu are both publicly traded companies, each of which is subject to legal and stock exchange reporting and other disclosure requirements. Accordingly, we will agree with AMD and Fujitsu to provide, subject to limitations, various financial and other information relating to us and to assist them in connection with their respective reporting, disclosure and other obligations. Each party has agreed that it will use any information provided under the agreement, unless otherwise made public, only in connection with these obligations and that it will not use the information for any other purpose, including in connection with the sale or purchase of securities issued by us.

Pursuant to the Stockholders Agreement, we have agreed to grant AMD and Fujitsu rights to request us to register all or any part of their shares of Class A Common Stock under the Securities Act of 1933, as amended. In addition, subject to limitations, AMD and Fujitsu have rights to request that their shares be included in any registration of our common stock that we initiate.

With the exception of board observer rights and registration rights, AMD’s rights under the Stockholders Agreement terminated on March 18, when AMD’s aggregate ownership interest in us fell below ten percent.

Commercial Die Purchases

We purchased from Fujitsu approximately $18.5 million of commercial die that we incorporate in our multi-chip package products during fiscal 2007. The prices paid by us to Fujitsu for these commercial die are determined through a bidding process that we use with our other suppliers. In selecting commercial die suppliers, we consider a number of factors, including price and whether the product design used by our end customer incorporates commercial die of specified suppliers. We believe that we could obtain a similar volume of commercial die from alternative sources without a material adverse effect on our operations, although there may be some delay due to the time required to qualify an alternate supplier.

JV1/JV2 Transaction

Asset Purchase Agreement

On September 28, 2006, Spansion Japan entered into an Asset Purchase Agreement with Fujitsu, pursuant to which Spansion Japan sold to Fujitsu, effective as of the JV1/JV2 Closing, the JV1/JV2 Facilities, and certain of its assets, including inventory, located in the JV1/JV2 Facilities. The purchase price for the JV1/JV2 Facilities was approximately $150 million plus the value of the inventory as of the JV1/JV2 Closing.

The obligations of Spansion Japan under the Asset Purchase Agreement are being guaranteed by Spansion Inc., Spansion LLC and Spansion Technology Inc. The sale of the JV1/JV2 Facilities closed on April 2, 2007.

Master Lease Agreement

In connection with the sale of the JV1/JV2 Facilities, on September 28, 2006 Spansion Japan and Fujitsu entered into a Master Lease Agreement for certain equipment, located at the JV1/JV2 Facilities and identified on equipment schedules agreed to by the parties. Effective upon the JV1/JV2 Closing, Spansion Japan began to lease to Fujitsu the equipment under the Master Lease Agreement. The initial term of each lease schedule will continue for the number of months specified in the applicable schedule unless otherwise terminated in accordance with the terms of the applicable schedule or the Master Lease Agreement. Fujitsu has the option to renew or extend the lease term for any or all of the equipment at the end of the initial term or any extension thereof for up to six months. If specified demand targets for wafers are not met, and subject to conditions described in the Master Lease Agreement, each of Spansion Japan and Fujitsu will have a right to terminate the lease of some or all of the leased equipment on or after June 30, 2008, by giving notice to the other party prior to December 31, 2007.

Subject to the terms of the Master Lease Agreement, Fujitsu will have a right of first refusal in the event of the sale by Spansion Japan of any equipment for a purchase price equal to the highest offer received from a third party. In addition, subject to the terms of the Master Lease Agreement, Fujitsu will have the option to purchase any or all of the equipment at the expiration of the applicable term, upon any early lease termination or if any equipment is not returned in its proper condition for a purchase price equal to the fair market value of the equipment at the time of purchase or any other purchase price as may be set forth in the applicable schedule.

The obligations of Spansion Japan under the Master Lease Agreement are being guaranteed by Spansion Inc., Spansion LLC and Spansion Technology Inc. Fujitsu paid approximately $2.3 million in fees to Spansion Japan in fiscal 2007 under the Master Lease Agreement.

Foundry Agreement

In connection with the sale of the JV1/JV2 Facilities, Spansion Japan and Fujitsu entered into a Foundry Agreement, pursuant to which Fujitsu provides certain foundry services for the manufacture of our products at the JV1/JV2 Facilities.

Pursuant to the Foundry Agreement, Fujitsu began to provide foundry services to us commencing upon the JV1/JV2 Closing. The Foundry Agreement also includes minimum capacity and purchase commitments between both the parties resulting in financial penalties if such capacity and purchase commitments are not achieved. The initial term of the Foundry Agreement ends on December 31, 2009. Spansion Japan and Fujitsu have agreed to enter into discussions to decide whether or not to extend the initial term of the Foundry Agreement by December 31, 2008, and Fujitsu has agreed to give Spansion Japan at least 12-months prior notice of its intent to cease providing foundry services to Spansion Japan under the Foundry Agreement. Either Spansion Japan or Fujitsu may terminate the Foundry Agreement in the event that the other party fails to correct or cure its material breach under the Foundry Agreement within 60 days of receipt of written notice from the non-defaulting party specifying such breach. We incurred approximately $159.7 million in expenses in fiscal 2007 under the Foundry Agreement.

Secondment and Transfer Agreement

In connection with the sale of the JV1/JV2 Facilities, Spansion Japan and Fujitsu entered into a Secondment and Transfer Agreement, or Secondment Agreement, pursuant to which Spansion Japan seconds certain employees to Fujitsu commencing upon the JV1/JV2 Closing. In addition, certain employees will ultimately be transferred to Fujitsu. Unless the parties otherwise agree, the period of secondment for seconded employees not designated for transfer will end no later than June 30, 2008, and no later than December 31, 2009 for seconded employees designated for transfer.

The seconded employees remain employees of Spansion Japan and remain eligible to participate in Spansion Japan’s various benefit plans, and Fujitsu is required to reimburse Spansion Japan for all compensation and expenses associated with such seconded employees and incurred by Spansion Japan during the secondment period.

The Secondment Agreement can be terminated (i) by the mutual written agreement of Spansion Japan and Fujitsu, (ii) by either Spansion Japan or Fujitsu in the event that the other party materially defaults in the performance of a material obligation under the Secondment Agreement and the breaching party has not cured such breach within 120 days after receipt of notice of default by the non-breaching party and (iii) by either Spansion Japan or Fujitsu in the event that the other party is subject to bankruptcy or insolvency proceedings.

The Secondment Agreement automatically terminates (i) on the transfer date of the last of the transferred employees or (ii) upon the termination of the Foundry Agreement unless otherwise agreed by Spansion Japan and Fujitsu. Fujitsu paid approximately $21.0 million in fees to Spansion Japan in fiscal 2007 under the Secondment Agreement.

Wafer Processing Services Agreement

In connection with the JV1/JV2 Closing, on April 2, 2007, Spansion Japan and Fujitsu entered into a Wafer Processing Services Agreement (the “Wafer Processing Agreement”), pursuant to which Fujitsu provides certain wafer processing services to Spansion Japan at the JV1/JV2 Facilities. The term of the Wafer Processing Agreement commenced on April 2, 2007 and is effective until December 31, 2009. The Wafer Processing Agreement will automatically terminate upon termination or expiration of that certain Foundry Agreement dated as of September 28, 2006, among Spansion Japan, Spansion Inc., Spansion LLC and Spansion Technology Inc. and Fujitsu. Either Spansion Japan or Fujitsu may terminate the Wafer Processing Agreement in the event that the other party fails to correct or cure any material breach by such other party of any covenant or obligation under the Wafer Processing Agreement within 60 days of receipt of written notice from the non-defaulting party specifying such breach. We incurred approximately $8.1 million in expenses in fiscal 2007 under the Wafer Processing Services Agreement.

Sort Services Agreement

In connection with the JV1/JV2 Closing, on April 2, 2007, Spansion Japan and Fujitsu entered into a Sort Services Agreement (the “Sort Services Agreement”), pursuant to which Fujitsu provides probe testing services of Spansion Japan’s wafers at the JV1/JV2 Facilities. The term of the Sort Services Agreement commenced on April 2, 2007 and is effective until December 31, 2009. Spansion Japan may terminate the Sort Services Agreement in its sole discretion with 60 days’ prior written notice to Fujitsu, and either Spansion Japan or Fujitsu may terminate the Sort Services Agreement in the event that the other party fails to correct or cure any material breach by such other party of any covenant or obligation under the Sort Services Agreement within 60 days of receipt of written notice from the non-defaulting party specifying such breach. We incurred approximately $20.0 million in expenses in fiscal 2007 under the Sort Services Agreement.

Rental Agreement

In connection with the JV1/JV2 Closing, on April 2, 2007, Spansion Japan and Fujitsu Semiconductor Technology, Inc., a Japanese corporation (“FSET”), entered into a Rental Agreement (the “Rental Agreement”), pursuant to which Spansion Japan rents certain equipment (the “Rental Equipment”) to FSET for the sole purpose of fulfilling the obligations of Fujitsu in the Sort Services Agreement. Spansion Japan will retain title to the Rental Equipment at all times, and FSET is prohibited form selling, pledging or otherwise encumbering or disposing of the Rental Equipment. The term of the Rental Agreement commenced on April 2, 2007 and is effective until the termination or expiration of the Sort Services Agreement. FSET paid approximately $3.6 million in fees to Spansion Japan in fiscal 2007 under the Rental Agreement.

Services Agreement

In connection with the JV1/JV2 Closing, on April 2, 2007, Spansion Japan and FSET entered into a Services Agreement (the “Services Agreement”), pursuant to which Spansion Japan provides certain human resource services and information technology (“IT”) services to FSET (collectively, the “Services”). Any services are to be provided pursuant to statements of works, which may be updated by Spansion Japan and FSET from time to time upon mutual agreement. Spansion Japan will provide the Services to FSET at cost plus five percent (5%). Pursuant to the Services Agreement, Spansion Japan shall perform the Services with the same degree of accuracy, quality and completeness as it would provide similar services to its own divisions or affiliates (“Service Level”).

The term of the Services Agreement commenced on April 2, 2007 and is effective until March 31, 2009. FSET may terminate all or a part of any individual Service at any time with six months’ advance notice to Spansion Japan. FSET may also terminate all or a part of any individual Service if Spansion Japan’s provision of such Service fails to comply with the applicable Service Level for such Service and Spansion Japan fails to correct its performance failure within 60 days of receipt of written notice from FSET of such failure. In addition, FSET may terminate the Services Agreement in the event that Spansion Japan fails to correct or cure any material breach of any obligation under the Services Agreement within 90 days of receipt of written notice from FSET of such breach, and Spansion Japan may terminate the Services Agreement in the event FSET fails to make any payments due to Spansion Japan under the Services Agreement within 90 days of receipt of written notice from Spansion Japan of such default in payment. FSET paid approximately $825,000 in fees to Spansion Japan in fiscal 2007 under the Services Agreement.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report will not be incorporated by reference into any such filings, nor will it be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

AUDIT COMMITTEE REPORT

The Audit Committee reviewed and discussed Spansion’s audited financial statements for the fiscal year ended December 30, 2007, with Spansion management and Ernst & Young LLP, Spansion’s independent registered public accounting firm. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61. This included a discussion of the independent registered public accounting firm’s judgments as to the quality, not just the acceptability, of Spansion’s accounting principles and such other matters that generally accepted auditing standards require to be discussed with the Audit Committee.

The Audit Committee also received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees, and the Audit Committee discussed the independence of Ernst & Young LLP with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements be included in Spansion’s Annual Report on Form 10-K for the fiscal year ended December 30, 2007 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Robert L. Edwards, Chair
David E. Roberson
John M. Stich

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the proxies will be voted in accordance with the best judgment of the person or persons voting such proxies.

ANNUAL REPORT AND FINANCIAL STATEMENTS

Spansion’s Annual Report on Form 10-K, which includes Spansion’s audited financial statements for the fiscal year ended December 30, 2007, has accompanied or preceded this proxy statement. You may also access a copy of Spansion’s Annual Report on Form 10-K in the Investor Relations section of www.spansion.com. Upon your request, we will provide, without any charge, a copy of any of Spansion’s filings with the Securities and Exchange Commission. Requests should be directed to Spansion’s Corporate Secretary at Spansion Inc., 915 DeGuigne Drive, P.O. Box 3453, Sunnyvale, California 94088 or by email to Corporate.Secretary@spansion.com.

Spansion is a registered trademark of Spansion Inc. Other product and company names used in this publication are for identification purposes only and may be trademarks of their respective companies.

Directions to Four Seasons Hotel Silicon Valley at East Palo Alto

2050 University Avenue, East Palo Alto, California 94303

Telephone: 650.566.1200    Facsimile: 650.566.1221

Directions From San Francisco International Airport and San Francisco

•	Travel south on Highway 101 to the University Avenue exit

•	Turn left onto University Avenue and make the first right at Woodland

•	Turn right into the hotel entrance

Directions From Points North of the Golden Gate Bridge

•	Follow Highway 101 south towards San Francisco, over the Golden Gate Bridge ($5 toll)

•	Just past the toll booths, exit at Highway 1/Park Presidio

•	Follow Highway 1/Park Presidio through Golden Gate Park and onto 19th Avenue

•	Follow 19th Avenue to Highway 280 south

•	Merge onto Highway 280 south and travel 14 miles to Highway 92 east

•	Travel east on Highway 92 to Highway 101 south

•	Proceed south on Highway 101 for 10 miles to the University Avenue exit

•	Turn left onto University Avenue and make the first right at Woodland

•	Turn right into the hotel entrance

Directions From the Monterey Peninsula, Santa Cruz and San Jose

•	Travel north on Highway 1 to Highway 17

•	Follow Highway 17 towards San Jose

•	Proceed on Highway 17, which will become Highway 880

•	Follow Highway 880 to Highway 101 north, toward Palo Alto

•	Exit at University Avenue

•	Travel west on University Avenue and make the first right at Woodland

•	Turn right into the hotel entrance

Directions From San Jose Airport

•	Departing the airport terminal, follow the signs to Highway 101 north

•	Travel north on Hwy 101 approximately 14 Miles

•	Exit at University Avenue

•	Travel west on University Avenue and make the first right at Woodland

•	Turn right into the hotel entrance

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ADD 1 Electronic Voting Instructions

ADD 2

ADD 3 You can vote by Internet or telephone! ADD 4 Available 24 hours a day, 7 days a week!

ADD 5 Instead of mailing your proxy, you may choose one of the two voting ADD 6 methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 27, 2008.

Vote by Internet

• Log on to the Internet and go to www.investorvote.com

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in X • Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card 123456 C0123456789 12345

3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors: For Withhold For Withhold + 01 — Bertrand F. Cambou 02 — David E. Roberson

For Against Abstain

2. Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the current fiscal year.

And in their discretion, upon such other business as may properly come before the meeting.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Spansion Inc. Class A Common Stock ANNUAL MEETING OF STOCKHOLDERS — MAY 27, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Dr. Bertrand F. Cambou and Robert C. Melendres, or either of them, with full power of substitution, attorneys and proxies to represent and to vote all shares of Class A Common Stock of Spansion Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Four Seasons Hotel, 2050 University Avenue, East Palo Alto, California 94303, on Tuesday, the 27th day of May 2008, at 11:00 a.m., and at any and all adjournments or postponements thereof, on the matters listed on the reverse side which are set forth in the Proxy Statement accompanying the Notice of Meeting, receipt of which is hereby acknowledged.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, it will be voted FOR Proposals 1 and 2 and, in the discretion of the proxyholders, on other matters that may be properly presented at the meeting. The undersigned may revoke this Proxy at any time prior to its exercise or may attend the meeting and vote in person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE OR VOTE BY TELEPHONE OR INTERNET.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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DESIGNATION (IF ANY) 000000000.000000 ext 000000000.000000 ext

ADD 1 Electronic Voting Instructions

ADD 2

ADD 3 You can vote by Internet or telephone! ADD 4 Available 24 hours a day, 7 days a week!

ADD 5 Instead of mailing your proxy, you may choose one of the two voting ADD 6 methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 27, 2008.

Vote by Internet

• Log on to the Internet and go to www.investorvote.com

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in X • Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card 123456 C0123456789 12345

3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3

A Proposals — The Board of Directors recommends a vote FOR the nominee listed and FOR Proposal 2.

1. Election of Class C Director: For Withhold + 01 — Gilles Delfassy

For Against Abstain

2. Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the current fiscal year.

And in their discretion, upon such other business as may properly come before the meeting.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Spansion Inc. Class C Common Stock ANNUAL MEETING OF STOCKHOLDERS — MAY 27, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Dr. Bertrand F. Cambou and Robert C. Melendres, or either of them, with full power of substitution, attorneys and proxies to represent and to vote all shares of Class C Common Stock of Spansion Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Four Seasons Hotel, 2050 University Avenue, East Palo Alto, California 94303, on Tuesday, the 27th day of May 2008, at 11:00 a.m., and at any and all adjournments or postponements thereof, on the matters listed on the reverse side which are set forth in the Proxy Statement accompanying the Notice of Meeting, receipt of which is hereby acknowledged.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, it will be voted FOR Proposals 1 and 2 and, in the discretion of the proxyholders, on other matters that may be properly presented at the meeting. The undersigned may revoke this Proxy at any time prior to its exercise or may attend the meeting and vote in person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE OR VOTE BY TELEPHONE OR INTERNET.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE